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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NTL INCORPORATED
(Name of Registrant as Specified In Its Charter)
N/A
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EXPLANATORY NOTE:

        The following is the amended NTL Incorporated 2006 Proxy Statement which corrects an error in the summary compensation table on page 29 hereof.

NTL INCORPORATED

909 Third Avenue, Suite 2863
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 18, 2006

To Our Stockholders:

        The annual meeting of stockholders of NTL Incorporated will be held at 9:15 a.m., local time, on Thursday, May 18, 2006, at the Four Seasons Hotel at 57 East 57th Street, New York, New York 10022 for the following purposes:

  1.
  To elect three Class II directors to hold office until the annual meeting of stockholders that is to be held in 2009 and until their respective successors are duly elected and qualify;

  2.
  To ratify the appointment by the audit committee of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2006;

  3.
  To adopt the share issuance feature of the NTL Incorporated 2006 Bonus Scheme;

  4.
  To approve the NTL Incorporated 2006 Stock Incentive Plan; and

  5.
  To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

        Holders of our common stock as of the close of business on April 12, 2006 will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the annual meeting. The stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be available at our principal executive offices at 909 Third Avenue, Suite 2863, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

        It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, you are urged to complete the enclosed proxy and return it in the postage-paid envelope that we have also enclosed. You may revoke any proxy given by you at any time prior to exercise of the proxy.

        Our annual report for 2005 is being mailed together with this proxy material.

By order of the Board of Directors,

James F. Mooney
 Chairman

New York, New York
April 18, 2006

TABLE OF CONTENTS

PROXY STATEMENT	1
MERGER TRANSACTION AND CHANGE IN CAPITALIZATION	2
PROPOSAL 1 ELECTION OF DIRECTORS	2
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
PROPOSAL 3 ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL INCORPORATED 2006 BONUS SCHEME	15
PROPOSAL 4 APPROVAL OF THE NTL INCORPORATED 2006 STOCK INCENTIVE PLAN	18
COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION	22
AUDIT COMMITTEE REPORT	28
EXECUTIVE COMPENSATION	29
SUMMARY COMPENSATION TABLE	29
STOCK PERFORMANCE GRAPH	41
PRINCIPAL STOCKHOLDERS	42
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	46
STOCKHOLDER PROPOSALS	47
FORM 10-K	48
OTHER BUSINESS	48
APPENDIX A—CHARTER OF THE AUDIT COMMITTEE OF NTL INCORPORATED	A-1
APPENDIX B—CHARTER OF THE COMPENSATION COMMITTEE OF NTL INCORPORATED	B-1
APPENDIX C—CHARTER OF THE NOMINATING SUB-COMMITTEE OF THE EXECUTIVE COMMITTEE OF NTL INCORPORATED	C-1
APPENDIX D—NTL INCORPORATED 2006 BONUS SCHEME	D-1
APPENDIX E—NTL INCORPORATED 2006 STOCK INCENTIVE PLAN	E-1

NTL INCORPORATED

909 Third Avenue, Suite 2863
New York, New York 10022

PROXY STATEMENT

(Proxy statement and form of proxy first mailed to stockholders on or about April 18, 2006)

        This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at 9:15 a.m., local time, on Thursday, May 18, 2006 at the Four Seasons Hotel located at 57 East 57th Street, New York, New York 10022 and at any adjournments or postponements of that meeting. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.

        In order to conduct business at the annual meeting, the holders of a majority of our outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. The board of directors urges you to complete the proxy, fill in the date and return it immediately to the office of the corporate secretary to ensure a quorum and to avoid expenses and delay.

        Holders of our common stock at the close of business on April 12, 2006 will be entitled to vote at the annual meeting and at any adjournments or postponements of the annual meeting. At the close of business on March 31, 2006, we had 288,115,064 shares of our common stock outstanding and entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote.

        Each properly executed proxy will be voted in accordance with the instructions marked on it. Your proxy is revocable on written instruction from you. Your written instruction should be signed in the same manner as your original proxy. You may also revoke your proxy by submitting another properly signed proxy with a more recent date. Your revocation must be received by the office of the corporate secretary before voting is conducted on the matter with respect to which your proxy is to be exercised. If you attend the annual meeting, you may revoke your proxy by voting in person.

        The solicitation of proxies will generally be by mail. In some instances, solicitation may be made by telephone or facsimile. We will pay all expenses of soliciting proxies, including clerical work, printing and postage. We will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies. The solicitation of proxies may be done by our directors, officers and other employees. We have also retained D.F. King & Co., Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,500, plus reasonable expenses.

        Note that our company was formerly known as Telewest Global, Inc. On March 3, 2006, Telewest Global, Inc. and NTL Incorporated completed a merger transaction structured as a reverse acquisition (the "Merger"). Upon completion, Telewest Global, Inc. ("Telewest") changed its name to NTL Incorporated ("New NTL"). The old NTL Incorporated changed its name to NTL Holdings Inc. ("Old NTL") and became a subsidiary of New NTL. In this proxy statement, references to the Company, "us", "our", "we" and similar words refer to New NTL, but all historical information is provided for Old NTL as if Old NTL had been the acquiror. For historical information on Telewest, see its Form 10-K for the fiscal year ended December 31, 2005.

        As a result of the Merger, the share capitalization of New NTL was changed so that each share of Old NTL was converted into 2.5 shares of New NTL stock. Each share of Telewest was converted into 0.2875 shares of New NTL stock. We have adjusted all share, option, exercise price and other historical data contained in this proxy statement to show the figures taking into account the conversion of shares in the Merger.

MERGER TRANSACTION AND CHANGE IN CAPITALIZATION

Merger Transaction between Telewest Global, Inc. and NTL Incorporated

        On March 3, 2006, NTL Incorporated and Telewest Global, Inc. completed a merger transaction which was structured as a reverse acquisition, so that:

        (1)   a corporation named NTL Incorporated ("Old NTL") merged with a subsidiary of Telewest Global, Inc. ("Telewest"), becoming a wholly-owned subsidiary of Telewest;

        (2)   Old NTL changed its named to NTL Holdings, Inc.;

        (3)   the ticker symbol for Telewest was changed to "ntli" on NASDAQ and Telewest changed its name to NTL Incorporated ("New NTL"); and

        (4)   New NTL replaced the board of directors in its entirety with members of the Old NTL board of directors, together with two members of the original Telewest board, Messrs. William J. Connors and Anthony (Cob) Stenham.

        This proxy statement concerns the annual meeting of the ultimate parent entity, NTL Incorporated, previously known as Telewest Global, Inc. Since the transaction was structured as a reverse requisition, Old NTL became a subsidiary of New NTL. In this proxy statement, references to the Company and "us", "our", "we" and similar words refer to New NTL, but historical information is provided for Old NTL as if Old NTL had been the acquiror.

        This approach is consistent with our other SEC filings. For historical information on Telewest see its Form 10-K for the year ended December 31, 2005.

Change in Capitalization

        As a result of the Merger, the share capitalization of New NTL was changed so that each share of Old NTL was converted into 2.5 shares of New NTL stock and each share of Telewest was converted into 0.2875 shares of New NTL stock. We have adjusted all share, option, exercise price and other historical data contained in this proxy statement to show the figures taking into account the conversion in the Merger.

PROPOSAL 1
ELECTION OF DIRECTORS

Election of Directors Proposal

        The first proposal is to elect three directors to hold office until the annual meeting of stockholders that is to be held in 2009 and until their respective successors are duly elected and qualify.

Board of Directors

        Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in number as possible. Directors in each class serve staggered three-year terms. Our Class I Directors are James F. Mooney, William R. Huff and George R. Zoffinger and their terms terminate on the date of our 2008 annual meeting of stockholders. Our Class II Directors are Edwin M. Banks, Stephen A. Burch, Simon P. Duffy and Charles K. Gallagher and their terms terminate on the date of this year's annual meeting of stockholders. Our Class III Directors are Jeffrey D. Benjamin, William J. Connors, David Elstein and Anthony (Cob) Stenham and their terms will terminate on the date of our 2007 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term.

        Messrs. Banks, Burch, Duffy and Gallagher, whose terms expire at this annual meeting, are each nominated for reelection at the annual meeting and, if elected, their new terms of office will expire at the annual meeting of stockholders to be held in 2009, or until their successors are elected and qualify.

        Information regarding the nominees for election at the meeting, including present business experience and business experience during the past five years, follows:

Possible Additional Director to be Proposed by Virgin Enterprises Limited

        On April 3, 2006, we entered into a license agreement with Virgin Enterprise Limited which provides for us to license the "Virgin" name and trademark in our business. In connection with the license, Virgin Enterprise Limited will have the right to propose a candidate to our Nominating Subcommittee to fill a single new seat on our board. This right will only arise if the license agreement is approved by a majority vote of the shareholders of Virgin Mobile (UK) Holdings plc, other than those affiliated with Virgin Entertainment Investment Holdings Limited. We expect this vote to be held in late May 2006. The additional board seat is expected to be a Class I seat, with a term that terminates on the date of our 2008 annual meeting of stockholders.

Nominees for Director for Terms Expiring in 2009

Stephen A. Burch

        Mr. Burch, age 56, has been a director and our president and chief executive officer since January 16, 2006. Prior to joining us, Mr. Burch spent his entire 26 year career in the cable sector, working for the past 17 years at Comcast Corporation. During his tenure at Comcast, Mr. Burch held positions ranging from general manager to President—Atlantic Division, a post he held for five years. Mr. Burch was instrumental in the integration of Comcast's acquisition of AT&T Broadband. In his previous role at Comcast, Mr. Burch was responsible for 3.9 million subscribers, and held full responsibility for his division's operations, including finance, customer service, human resources, marketing, legal, technical operations and engineering.

Edwin M. Banks

        Mr. Banks, age 43, has been a director since May 7, 2003. Mr. Banks has served as portfolio manager for W.R. Huff Asset Management Co., L.L.C., an investment management firm since June 1988. W.R. Huff Asset Management's managed accounts and affiliates collectively constitute one of our principal stockholders. Mr. Banks is currently a director of Caremark Rx, Inc. and CKX, Inc., formerly Sports Entertainment Enterprises, Inc.

Simon P. Duffy

        Mr. Duffy, age 56, has been a director since August, 2003, and is our executive vice chairman. He joined us on April 1, 2003 as our chief operating officer. On August 15, 2003, he became our chief executive officer. On January 16, 2006 he instead became our executive vice chairman. From May 2002 to March 2003, Mr. Duffy was the chief financial officer of Orange SA. Prior to joining Orange SA, from April 2001 to January 2002, Mr. Duffy was the chief executive officer of End2End, a Denmark-based wireless data company. He joined End2End from internet service provider World Online International NV. From December 1999 to January 2001, Mr. Duffy served as the chief executive officer and deputy chairman of World Online and led the initial public offering of the company and subsequent sale to Tiscali SpA. Prior to his tenure at World Online, Mr. Duffy spent eight years at EMI Group plc, first as group finance director of Thorn EMI and later, following EMI Group's demerger, as deputy chairman and group finance director of EMI Group. Prior to joining Thorn EMI, Mr. Duffy worked at Guinness plc, first as director of corporate finance and subsequently as operations director of United Distillers, Guinness's spirits division. Mr. Duffy is also a director of Imperial Tobacco Group plc and GWR Group plc.

Charles K. Gallagher

        Mr. Gallagher, age 40, has been a director since August 2003. Since September 2001, he has served as chief financial officer of Viewpointe Archive Services, a joint venture among Bank of America, JP Morgan Chase & Co., U.S. Bancorp, SunTrust Banks, Inc., Wells Fargo and IBM that engages in the imaging and archiving of digital copies of checks. From February 2000 to June 2001, Mr. Gallagher served first as vice president and controller, and then chief financial officer of Tradeout Inc. Before joining Tradeout Inc., from August 1999 to January 2000, Mr. Gallagher served as vice president and controller of Baan Company. From 1985 to 1999, Mr. Gallagher held a number of positions with IBM Corporation, including his last position as chief financial officer of its small and medium business segment of North America.

        Information regarding directors not standing for election at the meeting, including present business experience and business experience during the past five years, follows:

Continuing Directors Whose Terms Expire in 2007

Jeffrey D. Benjamin

        Mr. Benjamin, age 44, has been a director since January 10, 2003. He is currently a senior advisor to Apollo Management, LP, a private investment fund, and has held that position since September 2002. From June 1998 to September 2002, Mr. Benjamin was employed by Libra Securities LLC, an investment banking firm, and its predecessors in various positions including co-chief executive officer. Mr. Benjamin currently serves on the boards of directors of Exco Resources, Inc., Chiquita Brands International, Inc. and Dade Behring Holdings Inc.

William J. Connors

        Mr. Connors, age 35, has been a director since March 3, 2006. Prior to that he was a director of Telewest Global, Inc. from November 26, 2003 to March 3, 2006. Mr. Connors is a Portfolio Manager for W.R. Huff Asset Management Co., L.L.C. and Chief Investment Officer of WRH Global Securities, LP. He has worked with W.R. Huff Asset Management since 1992. W.R. Huff Asset Management's managed accounts and affiliates collectively constitute one of our principal stockholders. Mr. Connors serves on the Board of Directors of Impsat Fiber Networks, Inc. He is a Chartered Financial Analyst.

David Elstein

        Mr. Elstein, age 61, has been a director since January 10, 2003. Since January 1982, he has owned Brook Productions Ltd., a television consulting and production company. He is currently the chairman of the British Screen Advisory Council, the Broadcasting Policy Group, the Commercial Radio Companies Association, Really Useful Theatres Ltd, Screen Digest Ltd, Sports Network plc, Digital Classics plc and Sparrowhawk Investments Ltd. He is vice-chairman of Kingsbridge Capital Ltd. He has been a visiting professor of broadcasting at Oxford, Westminster, and Stirling Universities. From 1996 to 2000, Mr. Elstein was chief executive officer of Channel 5 Broadcasting Ltd. in Britain. From 1993 to 1996 he was head of programming at BSkyB and, prior to that time, a director of programs at Thames Television.

Anthony (Cob) Stenham

        Mr. Stenham, age 74, is our deputy chairman and has been a director since March 2006. He was the chairman and a director of Telewest Global, Inc. from February 19, 2004 to March 3, 2006. Mr. Stenham has served as non-executive chairman of Telewest Communications plc since December 1999 and previously served as a non-executive director and deputy chairman from November 1994 until December 1999. From 1992 to 2003 he was a non-executive director of Standard Chartered plc and from 1990 to 1997 he was chairman of Arjo Wiggins Appleton plc and a managing director of Bankers Trust Company from 1986 to 1990. Mr. Stenham also currently serves as non-executive chairman of Ashtead Group plc, IFonline Group plc and Whatsonwhen Limited.

Continuing Directors Whose Terms Expire in 2008

William R. Huff

        Mr. Huff, age 56, has been a director since January 10, 2003. He served as our interim chairman of the board of directors from January to March 2003, when Mr. Mooney became chairman. Mr. Huff is the president of the managing member of W.R. Huff Asset Management Co., L.L.C. Mr. Huff founded W.R. Huff Asset Management Co., L.L.C. in 1984. W.R. Huff Asset Management's managed accounts and affiliates collectively constitute one of our principal stockholders.

James F. Mooney

        Mr. Mooney, age 51, has been a director since March, 2003 and is the chairman of the board. He has been the chairman since March 2003. From April 2001 to September 2002, Mr. Mooney was the executive vice president and chief operating officer of Nextel Communications Inc. Prior to joining Nextel, from January 2000 to January 2001, Mr. Mooney was first the chief financial officer, then the chief executive officer and chief executive operating officer of Tradeout Inc., an asset management firm jointly owned by GE Capital Corp., Ebay Inc. and Benchmark Capital. From April 1999 to January 2000, Mr. Mooney was the chief financial officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia. From 1980 to March 1999, Mr. Mooney held a number of positions with IBM Corporation, including his last position as the chief officer of the Americas. Mr. Mooney also is the chairman of RCN Corporation, a telecommunications service provider based in the U.S., and a director of Sirius Statellite Radio.

George R. Zoffinger

        Mr. Zoffinger, age 58, has been a director since January 10, 2003. He is the president and chief executive officer of the New Jersey Sports and Exposition Authority, a position he has held since March 2002. From March 1998 to March 2002, he served as president and chief executive officer of Constellation Capital Corporation. From October 1995 to February 1998, he served as president and chief executive officer of Value Property Trust, a publicly owned real estate investment trust. Mr. Zoffinger served as chairman of CoreStates New Jersey National Bank from 1994 to December 1996 and as president and chief executive officer of Constellation Bancorp from 1991 to 1994. Further, Mr. Zoffinger was the commissioner of commerce and economic development for the State of New Jersey in 1990. Mr. Zoffinger is currently a director of New Jersey Resources Inc., Commercial Federal Bancorp and Anchor Commercial Bank.

Executive Officers Who Are Not Directors

        A description of our executive officers who are not directors, including present business experience and business experience during the past five years, follows:

Neil Berkett

        Mr. Berkett, age 50, became our chief operating officer on September 26, 2005. Prior to that, Mr. Berkett was Managing Director, Distribution at Lloyds TSB since 2003. From 1997 to 2002, he was a principal at Marsh Mill Consulting Ltd, and from 1998 to 2002, he was also Chief Executive of Trek Investco Ltd.

Jacques Kerrest

        Mr. Kerrest, age 59, became our chief financial officer on September 20, 2004. From June 2003 to August 2004, Mr. Kerrest was the managing director and chief financial officer of Equant N.V., a subsidiary of France Telecom that provides global communications services for multinational businesses. From August 1997 to May 2003, Mr. Kerrest was the senior vice president and chief financial officer of Harte-Hanks, Inc., a direct marketing services firm based in Texas. From August 1995 to July 1997, Mr. Kerrest served as the chief financial officer of the Chancellor Broadcasting Company, a radio broadcasting services company based in Texas, and took the company through its initial public offering. From 1993 to July 1995, Mr. Kerrest was the chief financial officer of Positive Communications, Inc., a provider of wireless messaging products. Prior to his tenure at Positive Communications, Mr. Kerrest held a number of positions with Chemical Bank in New York, Canada and London, including a seven-year tenure as vice president of corporate finance. Mr. Kerrest is a director of Grenax Broadcasting LLC.

Bryan H. Hall

        Mr. Hall, age 43, became our secretary and general counsel on June 15, 2004. From September 1, 2000 to June 1, 2004, Mr. Hall was a partner in the corporate department of the law firm Fried, Frank, Harris, Shriver & Jacobson LLP in New York, specializing in public and private acquisitions and acquisition financings. Mr. Hall joined Fried Frank in July of 1997 as an associate attorney. Prior to July 1997, Mr. Hall was an associate attorney at the law firm Morgan Lewis & Bockius LLP in New York. Mr. Hall is an attorney licensed to practice in the State of New York.

Neil R. Smith

        Mr. Smith, age 41, became our Deputy CFO on March 3, 2006. Prior to that, he was a vice president and the chief financial officer of Telewest Global, Inc., since November 26, 2003. Mr. Smith served as Group Finance Director of Telewest Communications plc from September 1, 2003 to November 26, 2003. Prior to that, Mr. Smith served as Deputy Group Finance Director of Telewest Communications plc from September 2002 to September 2003. Mr. Smith had previously served as Finance Director, Consumer Sales Division of Telewest Communications plc from August 2000 to September 2002, having joined Telewest Communications plc as Group Financial Controller in July 2000. Prior to that, Mr. Smith was Deputy Finance Director at Somerfield plc, a UK based food retailer, where Mr. Smith worked in many corporate finance roles since 1994.

Malcolm Wall

        Mr. Wall, age 49, became the CEO of our content division on March 3, 2006. Prior to that, he was the CEO of content at Telewest Global, Inc. since January 31, 2006. Mr. Wall served as COO at United Business Media plc from 2001 to 2005. Prior to that, he was CEO of United Broadcasting and Entertainment Ltd from 1996 to 2000.

Robert C. Gale

        Mr. Gale, age 46, is our vice president—controller. He has held this position since June 17, 2003. In October 2000, he was appointed as group director of financial control for Old NTL's UK operations. Mr. Gale joined Old NTL in May 2000 from Cable & Wireless Communications plc, where he was head of finance for the ConsumerCo business. He had joined Cable & Wireless in January 1998. From 1995 to 1997, Mr. Gale was chief financial officer of ComTel, a cable operator subsequently acquired by us. Between 1989 and 1995, Mr. Gale was group financial controller at TVS Entertainment PLC, a UK television broadcaster and program producer. Mr. Gale is a chartered accountant and worked for KPMG at its London office between 1981 and 1989.

Independence of Directors

        Our board of directors currently consists of eleven members. The board has surveyed each of our directors and has determined that, other than Messrs. Duffy, Huff, Mooney, Burch and Stenham, each director is independent within the meaning of the Nasdaq National Market listing standards.

Meetings of the Board of Directors

        During the year ended December 31, 2005, the board of directors held approximately 11 meetings and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on one occasion. All directors attended 80% or more of all board meetings and of all meetings of committees of which they were a member. In addition, in connection with the Merger, members of the board met on several occasions, and certain members elected to be recused.

Compensation of Directors

        We reimburse our directors for out-of-pocket expenses related to attending meetings of our board of directors and committees. Our non-employee board members are paid quarterly based on an annual fee of £50,000, which is paid in U.S. dollars to our directors who are based in the United States. Our directors who are our employees do not receive additional compensation for their service as a member of our board of directors. The chairman of our audit committee receives an additional fee of $20,000 per year and the chairman of our compensation committee receives an additional fee of $15,000 per year.

        Taking into account the conversion of shares in the Merger, we granted each of our non-employee board members options to purchase 187,500 shares of our common stock at the time of their election to our board. Except in the case of Charles K. Gallagher, these options have an exercise price of $6 per share. Mr. Gallagher's options have an exercise price of $16.00 per share. These director options vest in equal installments on the first three anniversaries of the date of grant. At our March 16, 2006 board meeting, each non-employee board member was granted options to purchase an additional 187,500 shares. These options have an exercise price of $29.06 and vest in equal installments on the first three anniversaries of the grant date. These options are intended to reward the non-employee directors for the significant time and attention required of them in connection with the integration of the businesses of NTL and Telewest and our other business activities, to encourage them to remain on the board and to provide them with appropriate incentives to increase the value of the company to its stockholders. The terms of these option grants are substantially identical to the original stock option grants made to the non-employee directors in April, 2003 which will become fully vested in April, 2006. Messrs. Mooney, Duffy, Stenham and Burch are each employees and accordingly have not received any of these options.

Staggered Board

        Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in number as possible. Directors in each class serve staggered three-year terms. Our Class I Directors are James F. Mooney, William R. Huff and George R. Zoffinger and their terms terminate on the date of our 2008 annual meeting of stockholders. Our Class II Directors are Edwin M. Banks, Stephen A. Burch, Simon P. Duffy and Charles K. Gallagher and their terms terminate on the date of this year's annual meeting of stockholders. Our Class III Directors are Jeffrey D. Benjamin, William J. Connors, David Elstein and Anthony (Cob) Stenham and their terms will terminate on the date of our 2007 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term.

Board of Directors Committees

        The board of directors has an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, a compensation committee and an executive committee. Our executive committee has a nominating sub-committee. From time to time the board of directors may establish other committees as it deems necessary.

Audit Committee

        The audit committee of the board of directors reviews, acts on and reports to our board of directors with respect to various auditing and accounting matters. The current members of the audit committee are Jeffrey D. Benjamin, Charles K. Gallagher, who is its chairman, David Elstein, and George R. Zoffinger. The board of directors has affirmatively determined that Mr. Gallagher satisfies the definition of "audit committee financial expert" for purposes of the Exchange Act and the Nasdaq National Market rules. The members of the audit committee are independent within the meaning of the Nasdaq National Market listing standards currently applicable to us. The audit committee held nine meetings during 2005. Mr. Benjamin was added as a committee member on March 16, 2006. Our board of directors has adopted a written charter for the audit committee. A copy of the audit committee charter is attached to this proxy statement as Appendix A.

Compensation Committee

        The compensation committee determines the annual compensation for our executive officers. The compensation committee consists of Edwin M. Banks who is its chairman, David Elstein, and George R. Zoffinger. The voting members of the compensation committee are independent within the meaning of the Nasdaq National Market listing standards. Both prior to and following the Merger, the compensation committee has served as the compensation and option committee under the Amended and Restated NTL 2004 Stock Incentive Plan, which we refer to as the NTL 2004 Stock Incentive Plan, and, following the Merger, the compensation committee has served the same role under the Telewest 2004 Stock Incentive Plan. The compensation committee held eight meetings during 2005 and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on one occasion. On March 16, 2006, Mr. Benjamin, who had been the chairman, elected to no longer serve on the committee, Mr. Zoffinger was added as a member, and Mr. Banks became the chairman. A copy of the compensation committee charter is attached to this proxy statement as Appendix B.

Executive Committee

        The executive committee is responsible for recommending individuals to serve on the board of directors and as our executive officers, advising the board with respect to the board's committees and other structural issues, overseeing our management, approving budgets and recommending other changes in our management, operations, strategy and business. The executive committee consists of William R. Huff, who is its chairman, Edwin M. Banks, George R. Zoffinger and James F. Mooney. On March 15, 2004 we established a sub-committee of the executive committee to serve as the nominating committee. Further information regarding the nominating sub-committee is provided below. The executive committee held one meeting during 2005.

Nominating Sub-Committee

        Our nominating committee is a sub-committee of the executive committee. The nominating sub-committee considers and recommends nominees for election to the board, consistent with the board's criteria for selecting new directors and independence requirements imposed by law and the Nasdaq National Market listing standards. In addition, the nominating sub-committee will review the suitability for continued service of each existing director when their term expires or there is a significant change in their status, including their outside employment. Currently, the sub-committee members are Edwin M. Banks, who is its chairman, and George R. Zoffinger. In March 2004, the board of directors amended the executive committee charter to provide for the establishment of the nominating sub-committee. Prior to that time the functions of the nominating sub-committee were performed by our executive committee. The nominating sub-committee held one meeting during 2005. A copy of the nominating sub-committee charter is attached to this proxy statement as Appendix C.

        The nominating sub-committee will consider recommendations for director nominees proposed by directors, management or stockholders. Stockholders may recommend nominees by giving timely notice of such recommendation in proper written form to our secretary at NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022. You must be one of our stockholders of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the relevant meeting. On occasion, the nominating sub-committee may consider retaining a third party to identify candidates and would, in such circumstances, pay an appropriate fee to the third party for that service. The nominating sub-committee, and its predecessor, the executive committee, did not engage a third party for that purpose during 2005 or in connection with the nomination of directors for electron at that year's annual meeting of stockholders.

        In evaluating nominees, the nominating sub-committee will generally consider the current size and composition of the board, including the current number of independent directors and whether there is a vacancy on the board. The nominating sub-committee will also consider the skills and experience of the existing directors and the nominee relative to our business and its needs, the nominee's individual reputation for integrity, honesty and adherence to high ethical standards, the nominee's demonstrated business acumen and ability to exercise sound judgments that relate to our current and long-term objectives, the nominee's ability to act in the interests of all stockholders and the presence or absence of conflicts of interest that would or might impair the nominee's ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. There is no difference in the evaluation of a nominee recommended by board members, management or stockholders.

Stockholder Proposals

        Pursuant to the advance notice requirements set forth in Article II, Section 5 of our by-laws, in the case of a stockholder recommendation for an annual meeting, we will consider the notice timely if we receive such notice not less than 75 days nor more than 90 days prior to the first anniversary of the date of the preceding year's annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year's annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs.

        In the case of a stockholder recommendation for a special meeting called for the purpose of electing directors, we will consider the notice timely if we receive such notice not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made.

        The stockholder's notice must set forth as to each person the stockholder proposes to nominate for election as a director:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the class or series and number of shares of our capital stock which are owned beneficially or of record by the person; and

  •
  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

        As to the stockholder giving the notice, the notice should set forth:

  •
  the name and record address of the stockholder proposing the nomination;

  •
  the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder;

  •
  a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder;

  •
  a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

        The notice must be accompanied by a written consent of each proposed nominee to being named or referred to in our proxy statement as a nominee of the board of directors and to serve as a director if elected. We may require any proposed nominee to furnish other information (which may include meetings to discuss the information) as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as one of our directors.

        No person is eligible for election as one of our directors unless they have been nominated in accordance with the procedures set forth in Article II, Section 5 of our by-laws and summarized above. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was defective in accordance with the provisions of Section 5, and if the officer shall also determine, the officer shall so declare to the meeting that the defective nomination be disregarded.

Compensation Committee Interlocks and Insider Participation

        The compensation committee of our board consists of Edwin M. Banks, who is its chairman, David Elstein and George R. Zoffinger. None of the members of the compensation committee has, at any time, been an officer or employee of ours. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company nor has any relationship existed in the past.

Stockholder Communications with the Board of Directors

        Stockholders, employees and members of the public generally are encouraged to communicate to management, or directly to any member of the board, any concerns which they may have about us, our management, business activities, practices or conduct, although the board believes that communications regarding auditing matters, our accounting practices, internal controls and compliance with ethical standards are best directed to the chairman of the audit committee.

        Communications may be addressed to any director or member of management, c/o NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022. The identity of persons expressing concerns which are critical of our board, management or us, or which relate to violations of law or ethical standards of conduct, will be treated as confidential except to the extent necessary to evaluate and, if appropriate, investigate and address the questions or concerns raised. There will be no retaliation taken against persons who raise questions or concerns about us lawfully and in good faith.

Code of Ethics

        We have adopted a code of ethics for our senior executive and financial officers. Our code of ethics establishes policies to promote honest and ethical conduct and to deter wrongdoing, including policies governing actual or apparent conflicts of interest, compliance with laws and prompt internal reporting for violations.

        Our code of ethics is posted on our website at www.ntl.com. In the event that we amend our code of ethics or grant a waiver from its restrictions to a person covered by the code of ethics, we will provide this information on our website within four business days following the date of the amendment or waiver.

Director Attendance at Annual Meetings of Stockholders

        We encourage all of our directors to attend the annual meeting of stockholders. Eight of our directors attended the annual meeting held in 2005.

Stockholder Approval

        Directors are elected by a plurality of the votes cast by the holders of shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent "FOR" the election of each of Messrs. Banks, Burch, Duffy and Gallagher. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote "FOR" the election of each of the nominees to the board of directors.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The second proposal is to ratify the appointment by the audit committee of Ernst & Young LLP as the independent auditors for the fiscal year ending December 31, 2006.

        Subject to ratification by the stockholders, the audit committee is reappointing Ernst & Young LLP as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2006.

        Representatives of the firm of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit Fees

        Ernst & Young LLP are our principal accountants. We provide in the table below an analysis of the fees billed to us by Ernst & Young in each of the two years ended December 31, 2005 (in millions).

	December 31,
	2005	2004
Audit fees	£3.7	£4.5
Audit-Related fees	0.4	1.0
Tax fees	3.8	4.3
All other fees	—	—

	£7.9	£9.8

        Audit fees.    Audit fees represents the aggregate services to us by Ernst & Young for professional services rendered for the audit of our annual financial statements included in our Form 10-K, the audit of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, the review of financial statements included in our Forms 10-Q and services that are provided in connection with our statutory and regulatory filings or engagements.

        Audit-Related fees.    Audit-Related fees represents the aggregate fees billed for assurance and related services by Ernst & Young that are related to the audit or review of our financial statements. Audit-Related services included advisory services provided in connection with the disposal of our Broadcast operations, reporting on internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the Merger, including due diligence reviews in connection therewith, and the proposed acquisition of Virgin Mobile (UK) Holdings PLC.

        Tax fees.    Tax fees represent the aggregate fees billed for professional services rendered by Ernst & Young for tax compliance and tax advice. Tax services included compliance work regarding the preparation and filing of our U.S. and Irish tax returns, advice on various employee tax matters and advising on tax issues arising from our bankruptcy and in relation to various corporate transactions, including our rights offering, the disposal of our Broadcast operations, the disposal of our operations in the Republic of Ireland, the Merger and related financing arrangements and the proposed acquisition of Virgin Mobile (UK) Holdings PLC.

        All other fees.    All other fees represent the aggregate fees billed for all other products and services provided by Ernst & Young. There were no such products and services provided for the years ending December 31, 2005 or 2004.

Audit Committee's pre-approval policies and procedures

        The Audit Committee's policy on pre-approval requirements for audit and other services provided to us by our independent registered public accounting firm is as follows:

  •
  Annually, the Audit Committee agrees on the terms, including fees, of the engagement for the services to be provided by Ernst & Young as part of the recurring annual audit.

  •
  Quarterly, the Audit Committee pre-approves the Audit-Related fees, Tax fees and Other fees for services to be provided by Ernst & Young to us in respect of services that are either a continuation of services already pre-approved, or services which are expected to commence during the following three months. These limits represent amounts that may not be exceeded without approval by the Audit Committee.

  •
  Between meetings, the Chairman of the Audit Committee has delegated authority to approve services on an ad-hoc basis to meet specific needs up to £100,000 per engagement.

Stockholder Approval

        The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2006 will require the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm "FOR" the fiscal year ending December 31, 2006.

PROPOSAL 3
ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL INCORPORATED
2006 BONUS SCHEME

        The third proposal is to adopt the share issuance feature of the NTL Incorporated 2006 Bonus Scheme.

        Our compensation committee adopted the NTL Incorporated 2006 Bonus Scheme, which we refer to as the 2006 Bonus Scheme, and is recommending that stockholders approve at the annual meeting that feature of the 2006 Bonus Scheme that permits us to issue up to 300,000 shares of our common stock to some of our employees, senior managers and executives.

        We believe that the 2006 Bonus Scheme will provide an incentive to our employees to generate improved financial performance. Employees, senior managers and executives are eligible for bonuses upon achievement of group cash flow budgets and other operating metrics described below established for the calendar year. As of January 1, 2006, approximately 14,000 employees, approximately 1,000 senior managers and approximately 50 executives are eligible to receive awards under the 2006 Bonus Scheme.

        A summary of the principal features of the 2006 Bonus Scheme is provided below, but is qualified in its entirety by reference to the rules of the 2006 Bonus Scheme, which are attached to this proxy statement as Appendix D.

        The 2006 Bonus Scheme is split into three Scheme Levels: Employees, Senior Managers and Executives. Bonus payments are calculated as a percentage of an employee's base salary. Within each Scheme Level the percentage of base salary payable to an employee for on-target performance varies depending on that employee's individual terms and conditions of employment. The on-target percentages, or the 100% Threshold percentages, payable for each Scheme Level are:

  •
  For the Employee Scheme Level, 3%, 5%, 10% or 15% of base salary depending on the employee's individual terms and conditions of employment.

  •
  For the Senior Manager Scheme Level, 15%, 20%, 25% or 30% of base salary depending on the employee's individual terms and conditions of employment.

  •
  For the Executive Scheme Level, 30%, 50%, 75% or 100% of base salary depending on the employee's individual terms and conditions of employment.

        In all cases, the maximum percentage payable, or the 200% Threshold percentage, is twice the on-target percentage payable. Percentage payments generally rise on a linear basis between zero and the 100% Threshold and between the 100% Threshold and the 200% Threshold.

        In order for any bonuses to be payable, the company must attain a qualifying performance level (the "Qualifying Gate") which will be based upon a full year group profitability measure. If the Qualifying Gate is not achieved, no bonus payments will be made. If the Qualifying Gate is achieved, bonuses will be payable according to achievement of various performance measures, to be determined by the chief executive officer and the chief operating officer and approved by the compensation committee of our board of directors. The measures are likely to include an appropriately weighted mix of measures such as group cash flow, divisional profit contribution, merger synergies, average revenue per user, capital expenditures (fixed asset additions), commercial advertising impacts, customer service measures and customer advocacy measures. Bonuses will vary according to the area of the company each employee participates in.

        Under the 2006 Bonus Scheme payments will generally be made in one installment on or around March 31, 2007. If our stockholders approve the share issuant feature of the 2006 Bonus Scheme, some of our executives may receive half of their bonus payments in common stock which will be issued to them on the anniversary of their entitlement date.

        Calculations for purposes of determining the amount of bonuses payable under the 2006 Bonus Scheme will be made by our chief executive officer and our chief financial officer after taking into account all adjustments to externally reported results that they believe are fair and reasonable in the circumstances. All payments made under the plan will be subject to approval by the compensation committee of our board of directors.

        The compensation committee of our board of directors has discretion to amend the 2006 Bonus Scheme at any time.

New Plan Benefits

        If 100% of target bonus is paid, the following approximate payments would be made under the 2006 Bonus Scheme to our five named executive officers:

Name and Position	Cash Value (£)		Number of Shares of Common Stock (1)
Simon P. Duffy, executive vice chairman	500,000		—
James F. Mooney, chairman	—	(2)	—
Jacques D. Kerrest, chief financial officer	243,740	(3)	—
Bryan H. Hall, secretary and general counsel	225,000		—
Robert C. Gale, vice-president—controller	85,000		—
All current executive officers as a group (4)	2,754,800		—
All current directors who are not executive officers as a group	—	(5)	—
All employees, including all current officers who are not executive officers, as a group	25,250,000	(6)	—

(1)
No determinations can be made with respect to the number of shares of common stock that may be paid out under the 2006 Bonus Scheme if stockholder approval is attained because (i) we retain discretion to pay out all bonuses in cash and (ii) we do not know what the market price of our common stock will be or what the Sterling/US Dollar exchange rate will be on the entitlement date.

(2)
Mr. Mooney does not participate in the 2006 Bonus Scheme.

(3)
Mr. Kerrest's salary in 2006 is £330,000, effective as of March 3, 2006.

(4)
Based upon current on-target earnings. Our current executive officers are James Mooney, chairman of the board, Simon Duffy, executive vice chairman, Anthony (Cob) Stenham, deputy chairman, Stephen Burch, president and chief executive officer, Neil Berkett, chief operating officer, Jacques Kerrest, chief financial officer, Bryan Hall, general counsel and secretary, Neil Smith, deputy chief financial officer, Malcolm Wall, CEO—content and Robert Gale, vice president—controller.

(5)
Non-employee directors do not participate in the 2006 Bonus Scheme.

(6)
This is an approximate amount. Final calculations have not yet been completed.

        Other than as a result of our executive officers' right to participate in the 2006 Bonus Scheme and as set forth in the table above no person who was a director or executive officer of us in the year ended December 31, 2005 or who is a nominee for director at the meeting, or any associate of theirs, has any substantial interest in this proposal.

Equity Compensation Plan Information

        The following table includes information in respect of our equity compensation plans and any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees as of December 31, 2005. The information in the following table is provided for Old NTL only. All data provided in this table has been adjusted taking into account the conversion of shares in the Merger.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
Options(1)	7,589,594	$15.18	9,314,532
Bonus shares	0	—	—
Equity compensation plans not approved by security holders
Bonus shares	—	—	—

Total	7,589,594		9,314,532

(1)
Represents shares of our common stock issuable pursuant to stock options outstanding under the NTL 2004 Stock Incentive Plan. Following completion of the Merger, any further awards will be issued under the Telewest 2004 Stock Incentive Plan. Should stockholders approve Proposal 4 "Approval of the NTL Incorporated 2006 Stock Incentive Plan", all future equity awards would be granted under such plan, and the NTL 2004 Stock Incentive Plan and the Telewest 2004 Stock Incentive Plan would be discontinued.

Stockholder Approval

        Pursuant to the rules of the Nasdaq National Market, the approval of the provision of the 2006 Bonus Scheme that permits us to issue shares of our common stock to some of our senior managers and executives requires the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent "FOR" this provision of the 2006 Bonus Scheme. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote. If this Proposal 3 is not approved, the 2006 Bonus Scheme will continue in effect (unless our board of directors determines otherwise), but no shares of common stock will be issued pursuant to the 2006 Bonus Scheme.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote "FOR" the adoption of the share issuance feature of the NTL Incorporated 2006 Bonus Scheme.

PROPOSAL 4
APPROVAL OF THE NTL INCORPORATED 2006 STOCK INCENTIVE PLAN

        The compensation committee of our board of directors previously adopted the NTL Incorporated 2006 Stock Incentive Plan, which we refer to as the 2006 Stock Incentive Plan, and is recommending that shareholders approve the 2006 Stock Incentive Plan at the annual meeting, replacing the NTL 2004 Stock Incentive Plan which would then be discontinued. The 2006 Stock Incentive Plan is substantially similar to the NTL 2004 Stock Incentive Plan, which we refer to as the 2004 Stock Incentive Plan, except that (i) the total number of shares as to which options and awards may be granted has been increased from 8,600,000 to 29,000,000 (reflecting the change in share capital resulting from the Merger) and (ii) the limit with respect to the number of shares as to which options and awards to any individual may be granted has been increased from 1,000,000 to 4,000,000 per fiscal year (also reflecting the Merger). Should the 2006 Stock Incentive Plan be approved by our stockholders, any of our prior incentive plans will be discontinued.

        A summary of the principal features of the 2006 Stock Incentive Plan is provided below, but is qualified in its entirety by reference to the full text of the 2006 Stock Incentive Plan, which is attached to this proxy statement as Appendix E.

Shares Authorized

        The 2006 Stock Incentive Plan authorises a total of 29,000,000 shares for issuances.

Individual Limits

        Under the 2006 Stock Incentive Plan, a single participant cannot be granted awards in respect of more than 4,000,000 shares in any one year.

Performance Objectives

        Performance awards under the 2006 Stock Incentive Plan, other than options, are subject to one or more of the following performance objectives during a specified period of time as designated by the compensation committee of our board of directors: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (ii) net income, (iii) operating income, (iv) earnings per share, (v) book value per share, (vi) return on shareholder's equity, (vii) expense management, (viii) return on investment, (ix) improvement in capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of product margins, (xii) stock price, (xiii) market share, (xiv) revenue or sales, (xv) costs, (xvi) cash flow, (xvii) working capital or capital expenditures, (xviii) return on assets, (xix) total shareholder return or (xx) any combination of the foregoing.

        Our compensation committee may, in its discretion, apply such performance objectives also to options granted under the 2006 Stock Incentive Plan. Performance objectives may be in respect of performance of the Company, any of its subsidiaries, any of its divisions or any combination thereof. Performance objectives may be absolute or relative (to prior performance or to the performance of one or more other entities or objective indices or benchmarks) and may be expressed in terms of a progression within a specific range.

Types of Awards

Stock Options

        The compensation committee is authorized to grant stock options to participants. The stock options may be either nonqualified stock options or incentive stock options. The exercise price of any stock option shall be determined by the compensation committee at the time of grant; provided, however, that in the case of an incentive stock option, the exercise price must be equal to or greater than the fair market value of a share on the date such incentive stock option is granted. The term of a stock option cannot exceed eleven (11) years in the case of a nonqualified stock option or ten (10) years in the case of an incentive stock option. Subject to the terms of the 2006 Plan, the option's terms and conditions, which include but are not limited to, exercise price, vesting, treatment of the award upon termination of employment, and expiration of the option, would be determined by the compensation committee and set forth in an award agreement.

        Payment for shares purchased upon exercise of an option must be made in full at the time of purchase. The exercise price may be paid (i) in cash or its equivalent (e.g., check); (ii) in shares of Common Stock already owned by the participant, on terms determined by the compensation committee; (iii) through participation in a "cashless exercise" procedure approved by the compensation committee; (iv) in any other manner as determined by the compensation committee or (v) by a combination of the foregoing.

Restricted Stock and Restricted Stock Units

        The compensation committee may grant awards of restricted stock and restricted stock units, on such terms, restrictions and conditions as it determines and sets forth in an agreement. Such awards may be subject to time vesting or performance vesting.

  Restricted Stock

        Upon termination of the restriction period applicable to an award of restricted stock, unrestricted shares of our common stock will be delivered to the participant. Restricted stock may not be sold, transferred, pledged or otherwise disposed of until its restrictions lapse. Unless the committee determines otherwise at the time of grant, restricted stock carries with it full voting rights and other stockholder rights, including the right to receive dividends and other distributions. At the time an award of restricted stock is granted, the committee may determine that the payment to the participant of dividends will be deferred until the lapsing of the restrictions on the shares. Deferred dividends are subject to the same forfeiture restrictions and restrictions on transferability as the restricted stock with respect to which they are paid.

  Restricted Stock Units

        Each restricted stock unit represents the right of a participant to receive the number of shares of our common stock set forth in the agreement on the date of vesting or any later date specified by the compensation committee or cash equal to the value of those shares.

  Termination of Employment

        At or after grant, the compensation committee will determine the effect of a termination of employment or service on outstanding awards of restricted stock and restricted stock units.

Share Awards

        The compensation committee may award shares to participants as additional compensation for services or in lieu of cash or other compensation to which they have become entitled. Share awards may be subject to any terms and conditions determined by the compensation committee.

Effect of an Acceleration Event

        Unless otherwise provided in the award agreement, outstanding restricted stock units vest and restrictions on outstanding awards of restricted stock lapse upon the occurrence of an acceleration event. The definition of "acceleration event" will be the same as under the 2004 Stock Incentive Plan.

Adjustments of Awards

        In the event of certain changes in our capitalization, in order to prevent diminution or enlargement of benefits, the committee will, in its sole discretion, make proportionate adjustments to:

  •
  the maximum number of shares available for awards, and which may be granted to a participant in a calendar year; and

  •
  the number of shares subject to outstanding awards.

        Upon any other extraordinary corporate transaction, the compensation committee may equitably adjust outstanding awards as it deems appropriate. The compensation committee's decisions as to whether or not to make adjustments and which adjustments should be made are final, binding and conclusive.

        In the event of a proposed dissolution or liquidation, corporate separation or division, or a merger or consolidation, outstanding awards of restricted stock, restricted stock units and stock will continue in effect in accordance with their terms, except that they will either be treated as provided for in the agreement entered into in connection with the transaction or converted into awards in respect of the same securities, cash, property or other consideration that stockholders receive in connection with the transaction.

Termination of the Stock Incentive Plan

        No awards may be granted under the 2006 Stock Incentive Plan after April 5, 2016, which is the tenth anniversary of the date the 2006 Stock Incentive Plan was adopted by the compensation committee of our board of directors.

Federal Income Tax Consequences

        In connection with the adoption of the 2006 Stock Incentive Plan, applicable securities laws require us to disclose the US federal income tax consequences as they relate to the issuance and exercise of options. Those consequences are as follows:

Incentive Stock Options

        An optionee does not generally recognize taxable income upon the grant or exercise of incentive stock options. Upon the sale of incentive stock option shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the incentive stock option shares and the fair market value of the shares on the date of sale. The income is taxed at the long-term capital gains rate if the optionee does not dispose of the shares within two years after the date of the grant of the incentive stock options and has held the shares for at least one year after the date of exercise. Under these circumstances, we are not entitled to a federal income tax deduction.

        If an optionee sells incentive stock option shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of:

  •
  the gain realized upon the sale; or

  •
  the difference between the exercise price and the fair market value of the shares on the date of exercise.

        Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee held the incentive stock option shares prior to disposition. In the year of disposition, we receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

        The exercise of incentive stock options may in some cases trigger liability for the alternative minimum tax.

Nonqualified Stock Options

        An optionee does not recognize taxable income upon the grant of nonqualified stock options. Upon the exercise of nonqualified stock options, an optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise on the date of exercise exceeds the exercise price. Subject to our satisfying applicable reporting requirements or the inclusion of an optionee's income, we receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of nonqualified stock options.

Other Information

        On March 31, 2006, the closing price of our common stock was $29.11.

        Other than as a result of their right to participate in the 2006 Stock Incentive Plan and as set forth in the tables under "—New Plan Benefits," no person who was a director or executive officer of us in the year ended December 31, 2005 or who is a nominee for director at the meeting, or any associate of theirs, has any substantial interest in this proposal.

Equity Compensation Plan Information

        For further information in respect of our equity compensation plans and any individual compensation arrangements under which our equity securities are authorized for issuance see "Proposal 3 Adoption of Share Issuance Feature of the NTL Incorporated 2006 Bonus Scheme—Equity Compensation Plan Information."

Stockholder Approval

        The approval of the 2006 Stock Incentive Plan requires the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. If the 2006 Stock Incentive Plan is approved by our stockholders, we will discontinue the NTL 2004 Stock Incentive Plan and the Telewest 2004 Stock Incentive Plan which we have been operating prior to the completion of the Merger. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent "FOR" the approval of the 2006 Stock Incentive Plan. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote "FOR" the approval of the 2006 Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

Combination of Telewest and NTL

        Our company was formerly known as Telewest Global, Inc. On March 3, 2006, Telewest Global, Inc. ("Telewest") and NTL Incorporated completed a combination transaction structured as a reverse acquisition (the "Merger"). Upon completion, Telewest changed its name to NTL Incorporated ("New NTL"). The old NTL Incorporated changed its name to NTL Holdings Inc. ("Old NTL") and became a subsidiary of New NTL. In this report, references to the Company, "us", "our", "we" and similar words refer to New NTL, but all historical information, other than the description of the Telewest 2004 Stock Incentive Plan, is provided for Old NTL only as if Old NTL had been the acquiror. None of the members of this compensation committee served as members of the compensation committee of New NTL prior to the Merger.

Compensation Policy

        The compensation committee of the board of directors has the responsibility for the design, implementation and ongoing review of the Company's executive compensation program. The compensation committee is composed entirely of non-employee directors who are independent within the meaning of the Nasdaq National Market listing standards.

        The Company's overall executive compensation program is designed to be closely linked to corporate performance. To this end, the Company has developed an overall compensation strategy that links compensation directly to the achievement of operational goals and aligns the interests of the Company's executive officers with those of the Company's stockholders. It does this through the use of cash and equity-based compensation plans. The overall objective of this strategy is to attract and retain the best possible executive talent and to motivate these executives to achieve the goals inherent in the Company's business strategy, thereby seeking to enhance the Company's profitability and value.

        In determining the amount of compensation for the chief executive officer and other executive officers, the compensation committee evaluates the performance of the chief executive officer and the other officers in light of the established goals and objectives and considers other factors such as corporate performance, financial results, management of corporate assets, acquisitions, dispositions and new projects, individual experience and performance and market data. Some of these factors will be given more weight when determining the various components of the total compensation package for each executive officer, as described below. In reviewing the individual performance of executive officers, other than the chief executive officer, the compensation committee will consider the views of the chief executive officer to whom these officers are responsible. The compensation committee reviews and approves on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer and the compensation structure for other executive officers. The compensation committee reviews base salaries annually.

        The compensation committee uses benchmark surveys and other market information and utilizes the services of an independent outside consulting firm, Deloitte & Touche LLP, in reviewing compensation packages.

Principal Components of Executive Compensation

        The principal elements of the executive compensation program consist of both annual and long-term programs and include base salary and annual cash and stock awards. Medical, pension and other benefits are also provided to all of the executive officers.

        The compensation committee believes that:

  •
  the elements of the executive compensation program are appropriate to attract, motivate, retain and reward key executives;

  •
  the long-term incentive compensation and stock award plans provide strong incentives for management to improve the Company's operations and profitability and to increase stockholder value; and

  •
  the total executive compensation program is a cost-effective strategy for the Company to improve the Company's operations and profitability and to increase stockholder value.

        The compensation committee is satisfied that the total executive compensation program will achieve the committee's objectives.

Base Salary

        The base salaries for the Company's executive officers are set by reference to the factors listed above and, in particular, are based on individual performance and the competitive market range for similar positions in companies of similar size and complexity and companies in similar sectors both in the U.S. and the U.K. In determining appropriate levels of compensation, the compensation committee also considers market survey information.

        Individual salaries are set within the appropriate market competitive range, taking a number of relevant factors into account, including individual and business unit performance, level of experience, scope of responsibility and the competitiveness of total remuneration.

        Base salary levels are reviewed annually by reference to the above factors. Salary adjustments for executive officers, other than the chief executive officer, are made by the compensation committee following consultation with the chief executive officer.

Bonus

        The majority of the Company's employees, including the Company's executive officers, other than the chairman, were eligible to participate in the 2005 Bonus Scheme. The Company did not meet the performance targets for the 2005 Bonus Scheme and accordingly bonuses will not be paid to employees under such scheme.

        This scheme offered employees an opportunity to receive a bonus equal to a percentage of their base salary. The percentages are 0 - 6% for employees, 0 - 30% for senior managers and a range from 0 - 60% to 0 - 200% for senior executives. Bonus payments are based on set Company performance targets, consisting of a Company-wide target and divisional targets. The Company would have made payments equal to half of the maximum percentage of each range upon achievement of the relevant performance targets, and payments up to the maximum percentage of each range if the target levels had been exceeded. Bonus payments would have been based on achieving performance targets for the year ended December 31, 2005. Bonus payments would have been generally paid in cash. Some of the payments to senior executives may have been made in shares of common stock on the one year anniversary of the bonus entitlement date. This payment method can serve as a retention incentive. Pursuant to rules imposed by the Nasdaq National Market, the compensation committee had established a fixed limit of 300,000 shares as the number of shares of the Company's common stock that may be issued pursuant to the 2005 Bonus Scheme.

        The bonus is based upon achievement of quantitative targets and, absent special circumstances, no qualitative factors apply. In order for the bonus to be paid, overall Company performance must meet a target, and specific divisional targets must also be achieved.

        For 2006 the Company has a NTL Group 2006 Bonus Scheme, which is substantially similar to the 2005 Bonus Scheme except for new performance targets and a more extensive array of performance measures, which vary based upon the area in which a particular employee works.

        The Company's chairman, Mr. Mooney, did not participate in the 2005 Bonus Scheme and does not participate in the 2006 Bonus Scheme. Mr. Mooney is eligible to be paid a quarterly bonus based upon the terms of his employment contract. In 2005, Mr. Mooney did not receive any quarterly bonus payments.

Stock Awards

NTL 2004 Stock Incentive Plan

        The Amended and Restated NTL 2004 Stock Incentive Plan which we refer to as the 2004 Stock Incentive Plan, which amends and restates the NTL 2003 Stock Option Plan, was adopted by the compensation committee on March 15, 2004 and it was approved by the Company's stockholders on May 6, 2004.

        The 2004 Stock Incentive Plan is intended to encourage stock ownership of the Company and to give incentives to the Company's employees, directors and independent contractors to remain in the Company's employment or service and to put forth maximum efforts for the success of the business.

        The 2004 Stock Incentive Plan provides for the grant of restricted stock, restricted stock units, share awards and incentive stock options. The aggregate number of shares of the Company's common stock that may be issued under the 2004 Stock Incentive Plan is 8,600,000. An individual may not be granted awards in respect of more than 1,000,000 shares of the Company's common stock in any fiscal year.

        The compensation committee administers the 2004 Stock Incentive Plan and generally has the right to grant awards to eligible individuals and to determine the terms and conditions of such awards. All option grants in fiscal year 2005 had an exercise price equal to the fair market value of the underlying shares on the date of the grant.

Telewest 2004 Stock Incentive Plan

        The Telewest 2004 Stock Incentive Plan, which we refer to as the Telewest Stock Incentive Plan, and, together with the 2004 Stock Incentive Plan, as the Stock Incentive Plans, was adopted by Telewest's board of directors on June 2, 2004 and approved by its stockholder on July 5, 2004.

        The Telewest Stock Incentive Plan is intended to encourage stock ownership by employees, directors and independent contractors of the Company and its divisions and subsidiary and parent corporations and other affiliates, so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, directors and independent contractors to remain in the employ or service of the Company or its affiliates and to put forth maximum efforts for the success of the business.

        The Telewest Stock Incentive Plan provides for the grant of certain stock options, restricted stock, restricted stock units and share awards. The aggregate number of shares of our common stock that may be subject to option grants or awards under the Telewest Stock Incentive Plan is 21,921,365. An individual may not be granted options to purchase or be awarded more than 3,578,999 shares of our common stock in any one fiscal year. The Plan is designed so that option grants are able to comply with the requirements for "performance-based" compensation under Section 162(m) of the Internal Revenue Code and the conditions for exemption from the short-swing profit recovery rules of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

        The compensation committee of our board of directors administers the Telewest Stock Incentive Plan and generally has the right to grant awards to eligible individuals and to determine the terms and conditions of such awards. Persons eligible to receive grants or awards under the Plan include employees, directors and independent contractors of the Company and its divisions and subsidiary and parent corporations and other affiliates.

        The Company is proposing that the Stock Incentive Plans be discontinued and all new awards be made under the 2006 Stock Incentive Plan, which is being submitted to the Company's stockholders for approval at the 2006 annual meeting on May 18, 2006. The 2006 Stock Incentive Plan is substantially similar to the 2004 Stock Incentive Plan, except that (i) the total number of shares as to which options and awards may be granted has been increased from 8,600,000 to 29,000,000 (reflecting the change in share capital resulting from the Merger), and (ii) the limit with respect to the number of shares as to which options and awards to any individual may be granted has been increased from 1,000,000 to 4,000,000 per fiscal year (also reflecting the Merger).

Restricted Stock Grants

        In the Merger, each share of Old NTL common stock was converted into 2.5 shares of New NTL and each share of Telewest was converted into 0.2875 shares of New NTL. The following historical information is provided taking into account this conversion. In 2003, the compensation committee approved the grant to Mr. Mooney of 500,000 shares of restricted common stock, 41,668 shares of which vested on March 31, 2003, 166,670 shares of which vested on March 31, 2004, 41,668 shares of which vested on the end of each quarter from June 30, 2004 to September 30, 2005 and 41,658 shares of which vested on December 31, 2005. Of the 166,670 shares of restricted stock which vested on March 31, 2004, 74,415 were held back by the Company. These 74,415 shares had a value at that time of $1,765,542.53, representing the amount of U.S. and state taxes the Company remitted on Mr. Mooney's behalf for the income he recognized upon the vesting of these 166,670 shares of restricted stock. On July 5, 2004, the Company received a refund from the Internal Revenue Service in the amount of $395,347.10, representing a reimbursement of an overpayment of the U.S. taxes paid on Mr. Mooney's behalf in connection with the grant of restricted shares. As a result, the Company returned to Mr. Mooney 16,663 of the shares that had been previously withheld by the Company. In total, Mr. Mooney received 108,918 shares upon the vesting of these 166,670 shares of restricted stock. On March 15, 2004, the compensation committee considered a recommendation from the executive committee and approved the grant to Mr. Mooney of an additional 125,000 shares of restricted stock, which grant became effective after approval by the Company's stockholders of the NTL 2004 Stock Incentive Plan. A total of 10,418 of these shares vested on May 6, 2004 and 10,418 of these shares vested on the end of each quarter from July 15, 2004 to January 15, 2006.

        In 2004, the compensation committee approved the grant to Mr. Gale of 28,750 shares of restricted common stock, 5,750 shares of which vested on each of May 6, 2004 and May 6, 2005, and 5,750 shares of which will vest annually on each May 6, 2006 to May 6, 2008.

Chief Executive Officer Compensation

        Mr. Duffy was our chief executive officer during the year ended December 31, 2005. Mr. Duffy had served as the chief operating officer from March 2003 to May 2004. On January 16, 2006, Mr. Duffy was replaced by Stephen A. Burch as the Company's chief executive officer. Mr. Duffy continues to serve the company in his new position as Executive Vice Chairman, pursuant to the terms of his employment agreement.

        Mr. Duffy's employment agreement covered the period January 16, 2004 through January 15, 2007 and provided for the following:

  •
  base salary of £500,000 per year;

  •
  a lump-sum payment equal to £153,542 representing additional compensation for 2003 for the period in which Mr. Duffy assumed the position of chief executive officer. On May 6, 2004, the Company issued 2,352 shares of the Company's common stock to Mr. Duffy, representing an amount equal to £32,841 of this payment;

  •
  a contribution of 20% of Mr. Duffy's base salary into a pension scheme;

  •
  the opportunity to participate in all employee benefit plans and arrangements made available by the Company to the Company's executive officers, to the extent these benefits can be provided in the U.K.;

  •
  if Mr. Duffy's agreement is not renewed, or a successor agreement is not entered into, and his employment is terminated within the last two weeks of January 2007 for any reason other than for cause or by reason of his death or disability, then he will be entitled to a lump-sum payment equal to two times his base salary;

  •
  if Mr. Duffy's employment term is terminated without cause or pursuant to a constructive termination without cause, then he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if within one year following the occurrence of a change of control of the Company, Mr Duffy's employment term is terminated without cause or his agreement is not renewed, the termination will be considered a constructive termination without cause and he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if Mr. Duffy's employment term is terminated for any reason other than for cause, he will be entitled to the continuation of his and his family's medical benefits for one year;

  •
  taking into account the conversion of shares in the Merger, the grant of options to purchase 500,000 shares of the Company's common stock pursuant to the NTL 2004 Stock Incentive Plan with an exercise price of $0.01 per share. Of these, one-third shares vested on each of August 15, 2004, August 15, 2005 and August 15, 2006. The remaining half of the options vest in three equal annual installments upon satisfaction of annual performance goals, in each case subject to Mr. Duffy's continued employment with the Company; and

  •
  in the event of a change of control of the Company and the termination of Mr. Duffy's employment agreement within one year following the change of control, all unvested options will vest.

        Taking into account the conversion of shares in the Merger, on May 6, 2004, Mr. Duffy was awarded options to purchase 250,000 shares of the Company's common stock pursuant to the NTL 2004 Stock Incentive Plan with an exercise price of $0.01 per share. One-third of these options vested on each of August 15, 2004 and August 15, 2005. The remaining options will vest on August 16, 2006.

        On March 11, 2005, Mr. Duffy was awarded options to purchase 83,335 shares of the Company's common stock pursuant to the NTL 2004 Stock Incentive Plan with an exercise price of $0.01 per share. These options fully vested on the grant date.

        In addition, under the 2005 Bonus Scheme, Mr. Duffy was entitled to an annual bonus of up to 100% of his base salary upon achievement of Company performance targets or up to 200% of his base salary upon achievement of Company performance levels above targets. As noted above, the performance targets under the 2005 Bonus Scheme were not met and no payments were made under such scheme.

        Each year, the compensation committee will review and approve the corporate goals and objectives with respect to compensation for the chief executive officer. In reviewing the chief executive officer's compensation, the compensation committee evaluates the chief executive officer's performance in light of these established goals and objectives and considers other factors such as the Company's corporate performance, financial results, management of corporate assets, acquisitions, dispositions and new projects, individual experience and performance and market data. The compensation committee uses benchmark surveys and other market information and utilizes the services of an independent outside consulting firm, Deloitte & Touche LLP, in reviewing the compensation package for all of the Company's executive officers. As described above, some of these factors will be given more weight when determining the various components of the chief executive officer's compensation package.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code generally limits the Company's income tax deduction for compensation paid in any taxable year to its chief executive officer or any of its four other highest paid executive officers to $1,000,000 per individual, subject to certain exceptions. The compensation committee considers the anticipated tax treatment to the Company and to the executive officers in its review and establishment of compensation programs and payments. The compensation committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code. The compensation committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interest of the Company and its stockholders.

The Compensation Committee
Edwin Banks (Chair)
David Elstein
George R. Zoffinger

AUDIT COMMITTEE REPORT

        The audit committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2005, which are included in the annual report on Form 10-K accompanying this proxy statement. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed under the Statement on Auditing Standards No. 90, which include, among other items, matters related to the conduct of the audit of our financial statements.

        The audit committee has also discussed with the independent registered public accounting firm its independence relative to us and received and reviewed written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, which relates to the independent accountant's independence relative to us.

        Based on the foregoing discussions and review, the audit committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2005 be included in our annual report on Form 10-K for filing with the Securities and Exchange Commission and the board of directors ratified that recommendation. Mr. Benjamin joined the audit committee on March 16, 2006 after this recommendation was made.

The Audit Committee
Charles K. Gallagher, Chair
David Elstein
George R. Zoffinger

EXECUTIVE COMPENSATION

        This section discloses compensation received by our chief executive officer and our four other most highly paid executive officers who were serving as executive officers as of December 31, 2005. Simon Duffy, our chief executive officer in 2005, became our executive vice chairman on January 16, 2006 and Stephen Burch became our chief executive officer. We refer to these executives collectively as named executive officers. For similar information on Telewest's executive officers, see its Form 10-K for the year ended December 31, 2005.

SUMMARY COMPENSATION TABLE(1)

					Long-Term Compensation Awards
		Annual Compensation
					Restricted Stock Award(s) (£)(3)	Securities Underlying Options/ SARs (#)(4)
Name & Principal Position	Year	Salary (£)	Bonus (£)	Other Annual Compensation (£)(2)			All Other Compensation (£)
Simon P. Duffy(5) president and chief executive officer	2005 2004 2003	500,000 556,782 290,231	— 579,183 435,346	— — —	— — —	— 400,000 260,000	323,509 131,635 13,261	(6)
James F. Mooney chairman	2005 2004 2003	686,813 636,618 688,158	— 201,899 226,327	— — —	— 125,000 500,000	— — 300,000	22,423 25,278 23,765	(7)
Jacques D. Kerrest chief financial officer	2005 2004 2003	300,000 83,333 —	— 64,039 —	134,199 36,800 —	— — —	— 300,000 —	20,206 12,063 —	(8)
Bryan H. Hall general counsel and secretary	2005 2004 2003	300,000 162,500 —	— 122,886 —	168,195 77,014	11,215 — —	— 150,000 —	25,357 19,760 —	(9)
Robert C. Gale vice president—controller	2005 2004 2003	160,958 154,500 147,500	— 79,307 112,775	— — —	5,775 28,750 —	16,612 16,250 24,000	23,332 23,175 22,741	(10)

(1)
Unless otherwise noted, in this table amounts paid in US dollars in 2005 have been translated into pounds sterling at a rate of $1.82 to £1.00, in 2004 at a rate of $1.8326 to £1.00 and in 2003 at a rate of $1.6348 to £1.00. All share amounts take into account the conversion of shares in the Merger.

(2)
Other Annual Compensation consists of expatriate benefits, which include housing allowance, relocation costs, currency exchange arrangements and tax equalization payments for our executive officers who are foreign expatriates. However, these tax equalization payments for our foreign expatriate executive officers cannot be calculated for the year ended December 31, 2005 until after the end of the U.K. tax year on April 5, 2006. For this reason, the amounts above do not yet reflect payments made to our executives in connection with these tax reimbursements.

(3)
As of December 31, 2005, a total of 1,003,530 shares of restricted stock had been issued, taking into account the conversion of shares in the Merger. The value of these shares was £15,898,372 as of December 30, 2005 based on the adjusted stock price of Old NTL common stock of $27.23. Of these shares, (i) a total of 625,000 shares of restricted stock were issued to our chairman, Mr. Mooney, 375,008 shares of which had vested by March 1, 2005. In the period March 31, 2005 to December 31, 2005, a further 197,912 shares vested. An additional 10,415 shares vested on January 15, 2006 and the remaining 41,665 will vest in equal installments on each of April 15, 2006, July 15, 2006, October 15, 2006 and January 15, 2007; (ii) 28,750 shares of restricted stock were issued to Mr. Gale, 11,500 shares of which have been vested as of May 6, 2005 and the remaining shares vest in three equal installments annually from May 6, 2006 through 2008, and (iii) 349,780 shares of restricted stock were issued to former executives of ours, all of which have vested. The value of the shares set forth above is based on the closing price of a share of old NTL common stock on December 31, 2005. Dividends are payable on shares of our restricted stock but are held in escrow until the underlying shares have vested, except that dividends payable in connection with our rights offering in November 2003 were paid and received by Mr. Mooney and two former executives on all restricted stock held by them. The restricted stock awards shown also include 11,215 restricted stock units granted to Mr. Hall and 5,775 restricted stock units granted to Mr. Gale in 2005 under the 2005 LTIP with three year cliff vesting, subject to performance criteria for the three year period. These units will vest, if the performance criteria are satisfied, on April 28, 2008.

(4)
These options were granted under our NTL 2004 Stock Incentive Plan, except for 32,262 options issued to Mr. Hall and 16,612 options issued to Mr. Gale under our Long Term Incentive Plan.

(5)
On January 16, 2006, Simon Duffy, our president and chief executive officer in 2005, became our executive vice chairman and Stephen Burch became our president and chief executive officer.

(6)
Includes pension scheme contributions of £166,372 of which £66,372 related to prior years, together with a payment of £138,827 to compensate for the tax liability arising on cumulative contributions made to Mr. Duffy's pension scheme.

(7)
Reflects payments in respect of health care and insurance of £22,423.

(8)
Reflects an automobile allowance of £10,620 and payments in respect of health care and insurance of £9,586.

(9)
Includes an automobile allowance of £10,620 and payments in respect of health care and insurance of £9,554.

(10)
Includes pension contributions of £9,590 and automobile allowance of £10,620.

Option Grants for the Fiscal Year Ended December 31, 2005(1)

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees In 2005		Mid-Market Price on Date of Grant ($/Share)
Exercise Price Per Share ($/Share)
Name	Number of Options Granted				Expiration Date	5% ($)	10% ($)
Simon P. Duffy	—	—	—	—	—	—	—
James Mooney	—	—	—	—	—	—	—
Jacques Kerrest	—	—	—	—	—	—	—
Bryan Hall	32,262	1.39%	$25.54	$25.54	April 27, 2015	518,191	$1,313,198
Robert Gale	16,612	0.71%	$25.54	$25.54	April 27, 2015	266,821	676,178

(1)
The material terms of these options are set forth below in the description of each person's employment agreement.

Aggregated Option Exercises for the Fiscal Year Ended December 31, 2005 and Fiscal Year-End Option Values

        The following table sets forth information with respect to the exercise of options to purchase our common stock by the named executive officers during 2005, the number of securities underlying unexercised options held by the named executive officers on December 31, 2005, and the potential realizable value of unexercised in-the-money options held by the named executive officers on that date.

			Number of Securities Underlying Unexercised Options at Fiscal Year End
					Value of Unexercised in-the-money options at fiscal year end ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Simon P. Duffy	—	—	883,332	600,000	16,004,620	6,868,177
James F. Mooney	112,500	2,294,175	37,500	300,000	796,125	6,369,000
Jacques D. Kerrest	—	—	100,000	400,000	313,000	1,252,000
Bryan H. Hall	—	—	56,542	125,810	190,404	402,619
Robert C. Gale	—	—	15,822	41,040	165,544	464,225

(1)
Based on our closing stock price of $27.23 per share on December 31, 2005 (adjusted to reflect the conversion of shares in the Merger).

Compensation and Employee Benefit Plans and Arrangements

        Each of the agreements and plans discussed below contain the full legal text of the matters described in this section. We have filed copies of each of these agreements with the SEC.

Employment Agreements

        Set forth below is a brief description of our employment agreements with each of our named executive officers.

James F. Mooney, Chairman of the Board

        We entered into an agreement, effective March 2003, with Mr. Mooney relating to his service as the chairman of our board of directors for a period of up to five years. The agreement provides for the following:

  •
  a base salary of $1.25 million per year;

  •
  an annual bonus of up to $400,000, payable quarterly and contingent upon on our attainment of various operational and financial goals;

  •
  the grant of 250,000 stock options, exercisable at a price of $3.94 per share, which were fully vested immediately;

  •
  the grant of 750,000 additional stock options, exercisable at a price of $6.00 per share, which vest 20% per year on a quarterly basis over a five-year period;

  •
  the grant to Mr. Mooney of 500,000 shares of restricted common stock, 41,668 shares of which vested on March 31, 2003, 166,670 shares of which vested on March 31, 2004, 41,668 shares of which vested on each of June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005, 41,668 shares of which vest on the last day of each calendar quarter beginning on June 30, 2005 through and including September 30, 2005 and 41,658 shares of which will vest on December 31, 2005;

  •
  upon a change of control of our company, as defined below, under the NTL 2004 Stock Incentive Plan, all of Mr. Mooney's outstanding stock options would become fully vested and any remaining restrictions on his restricted common stock would lapse immediately;

  •
  upon his termination without cause:

  •
  Mr. Mooney would receive a severance payment equal to one year's base salary and bonus;

  •
  Mr. Mooney would receive accelerated vesting of all stock options that would have vested within the one-year period following the termination and all stock options would vest in the event of his death; and

  •
  any restrictions on Mr. Mooney's restricted common stock that would have lapsed within the one-year period following the termination would lapse and all restrictions would lapse in the event of his death;

  •
  travel expenses, health insurance and life insurance according to our normal policies regarding these benefits; and

  •
  a non-competition and non-solicitation covenant which survives for twelve months following his termination of employment with us.

        Mr. Mooney's agreement originally restricted him from selling any shares of our common stock acquired under his agreement with us. This restriction expired on March 1, 2004, his first anniversary as our chairman.

        On March 15, 2004, our board of directors granted to Mr. Mooney the right to receive an additional 125,000 shares of restricted stock under the NTL 2004 Stock Incentive Plan, subject to shareholder approval of the plan, which was received on May 6, 2004. 10,418 of these shares vested on each of April 15, 2004, July 15, 2004 and October 15, 2004, and 10,415 shares vested on January 18, 2005. The remaining shares vest in equal quarterly installments from April 15, 2005 until January 15, 2007.

Stephen A. Burch, President and Chief Executive Officer

        Effective as of January 16, 2006, Mr. Burch became our president and chief executive officer. Mr. Burch's employment agreement is not summarized here because he was not employed by the Company in 2005.

Simon P. Duffy, Executive Vice Chairman, formerly in 2005 President and Chief Executive Officer

        Effective as of August 15, 2003, Mr. Duffy became our president and chief executive officer. Effective on January 16, 2006, Mr. Duffy became our executive vice chairman and Mr. Burch became our chief executive officer. Mr. Duffy had served as our chief operating officer since March 2003. On May 6, 2004 we entered into a new employment agreement with Mr. Duffy covering the period January 16, 2004 through January 15, 2007 and replaces Mr. Duffy's employment agreement relating to his former position as our chief operating officer. This agreement was modified on December 15, 2005 to provide for his new position as executive vice chairman effective January 16, 2006. The new agreement, as modified, provides for the following:

  •
  a base salary of £500,000 per year;

  •
  a lump-sum payment equal to £153,542 representing additional compensation for 2003 for the period in which he assumed the position of chief executive officer. On May 6, 2004, we issued 2,353 shares of our common stock to Mr. Duffy, representing an amount equal to £32,841 of this payment;

  •
  a contribution of 20% of his base salary into a pension scheme;

  •
  the opportunity to participate in all employee benefit plans and arrangements made available by us to our executive officers, to the extent these benefits can be provided in the U.K.;

  •
  if his agreement is not renewed, or a successor agreement is not entered into, and his employment is terminated within the last two weeks of January 2007 for any reason other than for cause or by reason of his death or disability, then he will be entitled to a lump-sum payment equal to two times his base salary;

  •
  if he is terminated without cause or pursuant to a constructive termination without cause, then he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if within one year following the occurrence of a change of control of our company, he is terminated without cause or his agreement is not renewed, the termination will be considered a constructive termination without cause and he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if he is terminated for any reason other than for cause, he will be entitled to the continuation of his and his family's medical benefits for one year;

  •
  a non-competition and non-solicitation covenant which survives for twelve months following his termination of employment with us;

  •
  the grant of options to purchase 650,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan with an exercise price of $0.01 per share. Of these, one third of the shares vested on each of August 15, 2004 and August 15, 2005 and one-third shares vest on August 15, 2006. The remaining half of the options vest in three equal annual installments upon satisfaction of annual performance goals, in each case subject to Mr. Duffy's continued employment with us. The first installment of 83,335 shares vested on March 11, 2005; and

  •
  in the event of a change of control of our company and the termination of Mr. Duffy's employment agreement within one year following the change of control, all unvested options will vest.

        Under Mr. Duffy's prior employment agreement relating to his former position as our chief operating officer Mr. Duffy was granted options to purchase 650,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan, one-third of which vested on each of April 11, 2004, April 11, 2005 and April 11, 2006. In the event of a change of control of our company, all unvested options will vest immediately. Each option has an exercise price at $6.00 per share. In addition, on January 16, 2004, Mr. Duffy was awarded options to purchase 500,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan with an exercise price of $28.24 per share vesting over a four to five year period.

Other Executive Officers

        We are also a party to employment agreements with Mr. Kerrest, Mr. Hall, and Mr. Gale.

  •
  Mr. Kerrest's agreement has a term beginning September 20, 2004 and ending on December 31, 2006. Mr. Hall's agreement has a term beginning June 15, 2004 and ending on December 31, 2006. Mr. Gale's agreement has a term which continues until terminated.

  •
  Mr. Kerrest's and Mr. Hall's base salaries are £300,000, except that as of March 3, 2006, Mr. Kerrest's salary was increased to £330,000. Mr. Gale's base salary is £170,000.

  •
  Mr. Kerrest's and Mr. Hall's agreements each provide for the following in the event the executive is terminated:

  •
  if he is terminated without cause or pursuant to a constructive termination without cause, then he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if within one year following the occurrence of a change of control of our company, he is terminated without cause or his agreement is not renewed, the termination will be considered a constructive termination without cause and he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if he is terminated for any reason other than for cause, they will be entitled to the continuation of their and their family's medical benefits for one year;

  •
  if their agreements are not renewed or successor agreements are not entered into, and their terms of employment end on December 31, 2006, then they will be entitled to lump-sum payments equal to one half of their base salaries, with additional severance payable if they are unable to find subsequent employment; and

  •
  each agreement has non-competition and non-solicitation covenants that survive for eighteen months following termination of employment with our company.

  •
  We have agreed to indemnify Mr. Hall for any golden parachute excise taxes he might incur in connection with a change of control of our company.

  •
  Each of Mr. Kerrest and Mr. Hall is entitled to receive our standard expatriate benefits package and tax equalization consistent with our tax equalization policy.

  •
  Taking into account the conversion of shares in the Merger, Mr. Kerrest was granted options to purchase 500,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan, one fifth of which vest on each of September 20, 2005, 2006, 2007, 2008 and 2009. In the event of a change of control of our company, all unvested options will vest immediately. Each option has an exercise price equal to $24.10 per share.

  •
  Taking into account the conversion of shares in the Merger, Mr. Hall was granted options to purchase 150,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan, one-third of which vest on each of June 15, 2005, 2006 and 2007. In the event of a change of control of our company, all of these unvested options will vest immediately. Each option has an exercise price equal to $23.60 per share. On April 28, 2005 Mr. Hall also received a grant of 32,262 options with an exercise price of $25.54 with five year vesting in equal installments on April 28 of 2006, 2007, 2008, 2009 and 2010 under the 2005 LTIP. Mr. Hall was also granted 11,215 restricted stock units on April 28, 2005 under the 2005 LTIP, which are subject to three year cliff vesting, subject to performance criteria. Options and restricted stock granted under the LTIP do not automatically vest upon a change of control.

  •
  Mr. Gale's employment term may be terminated by Mr. Gale upon three months advance notice and by the Company upon six months advance notice.

  •
  Taking into account the conversion of shares in the Merger, Mr. Gale was granted (i) on April 11, 2003, options to purchase 15,000 shares at an exercise price of $3.60 per share which vest in equal installments on April 11 of each following year for five years; (ii) on April 11, 2003 options to purchase 15,000 shares at an exercise price of $6.00 per share, which vest in equal installments on April 11 of each following year for five years; (iii) on March 15, 2004 options to purchase 16,250 shares at an exercise price of $23.33 per share, which vest on March 15 of each year in equal installments for five years; (iv) on April 28, 2005, options to purchase 16,612 shares at an exercise price of $25.54 per share, which vest on April 28 of each year in equal installments for five years; Mr. Gale was also granted 5,775 restricted stock units on April 28, 2005 under the 2005 LTIP, which are subject to three year cliff vesting, subject to performance criteria. On May 6, 2004 Mr. Gale was granted 28,750 shares of restricted stock under the NTL 2004 Stock Incentive Plan. Of these, 5,750 vested on each of May 6, 2004 and 2005 and the remaining shares vest in three equal installments annually from May 6, 2006 through 2008. Options and restricted stock granted under the LTIP do not automatically vest upon a change of control.

  •
  Mr. Gale is entitled to standard UK employee benefits and to annual pension contributions which are based upon his salary and totalled £9,590 in 2005.

        Had the performance targets pursuant to the NTL Group 2005 Bonus Scheme been achieved on target:

  •
  Mr. Duffy would have been entitled to an annual bonus of 100% of his base salary.

  •
  Mr. Kerrest and Mr. Hall would have been entitled to an annual bonus of 75% of their base salaries.

  •
  Mr. Gale would have been entitled to an annual bonus of 50% of his base salary.

        The definition of a change of control in each of our employment agreements is substantially the same as the definition of an acceleration event under the NTL 2004 Stock Incentive Plan, as discussed below.

NTL 2004 Stock Incentive Plan

        The following is a description of the 2004 Stock Incentive Plan, which was adopted by the compensation committee of our board of directors on March 15, 2004 and approved by our stockholders on May 6, 2004.

        The 2004 Stock Incentive Plan is intended to encourage stock ownership of us and to give incentives to our employees, directors and independent contractors to remain in our employment or service and to put forth maximum efforts for the success of the business.

        The 2004 Stock Incentive Plan provides for the grant of restricted stock, restricted stock units, share awards and incentive stock options. The aggregate number of shares of our common stock that may be issued under the 2004 Stock Incentive Plan is 8,600,000. An individual may not be granted awards in respect of more than 1,000,000 shares of our common stock in any fiscal year.

        The compensation committee of our board administers the 2004 Stock Incentive Plan and generally has the right to grant awards to eligible individuals and to determine the terms and conditions of such awards. All option grants made pursuant to the 2004 Stock Incentive Plan will be evidenced by an option notice which will state the terms and conditions of the option grant as determined by the compensation committee.

        Individuals eligible to receive awards under the 2004 Stock Incentive Plan include our employees, officers, directors, non-employee directors and independent contractors. The term of an incentive stock option may not exceed 10 years from the date of grant and the term of a nonqualified stock option may not exceed 11 years from the date of grant.

        Upon the occurrence of an acceleration event, all outstanding options will become immediately exercisable in full, outstanding restricted stock units will vest and restrictions on outstanding awards of restricted stock will lapse. An acceleration event generally means:

  •
  the acquisition of 30% or more of our voting capital stock, excluding stock purchases directly from us;

  •
  the replacement of a majority of our board of directors or their approved successors;

  •
  the consummation of a merger or consolidation of us or one of our subsidiaries with another entity, other than

  •
  a transaction in which our stockholders continue to hold 50% or more of the voting power of the successor;

  •
  various recapitalizations;

  •
  the consummation of a sale of all or most of our assets; or

  •
  stockholder approval of our liquidation or dissolution.

        Under the terms of the 2004 Stock Incentive Plan, in the event of a transaction affecting our capitalization, the compensation committee of our board of directors shall proportionately adjust the number of shares available for, and subject to outstanding, awards and the number of shares covered by outstanding options and the exercise price of these options so as to, in the committee's judgment and sole discretion, prevent the diminution or enlargement of the benefits intended by the plan. Upon any other extraordinary corporate transaction, the committee may adjust equitably outstanding awards as it deems appropriate.

Telewest 2004 Stock Incentive Plan

        The Telewest 2004 Stock Incentive Plan, which we refer to as the Telewest Stock Incentive Plan was adopted by Telewest's board of directors on June 2, 2004 and approved by its stockholder on July 5, 2004.

        The Telewest Stock Incentive Plan is intended to encourage stock ownership by employees, directors and independent contractors of the Company and its divisions and subsidiary and parent corporations and other affiliates, so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, directors and independent contractors to remain in the employ or service of the Company or its affiliates and to put forth maximum efforts for the success of the business.

        The Telewest Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units and share awards. Incentive stock option grants are intended to qualify under Section 422 of the Internal Revenue Code. The aggregate number of shares of our common stock that may be subject to option grants or awards under the Telewest Stock Incentive Plan is 21,921,365. An individual may not be granted options to purchase or be awarded more than 3,578,999 shares of our common stock in any one fiscal year. The Plan is designed so that option grants are able to comply with the requirements for "performance-based" compensation under Section 162(m) of the Internal Revenue Code and the conditions for exemption from the short-swing profit recovery rules of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

        The compensation committee of our board of directors administers the Telewest Stock Incentive Plan and generally has the right to grant options or make awards to eligible individuals, to determine the terms and conditions of all grants and awards, include vesting schedules and exercise price (where appropriate), and to amend, suspend or terminate the Telewest Stock Incentive Plan at any time. Each grant or award made pursuant to the Telewest Stock Incentive Plan will be evidenced by an award agreement, which will state the terms and conditions of the grant or award as determined by the compensation committee of our board of directors.

        Persons eligible to receive grants or awards under the Telewest Stock Incentive Plan include employees, directors and independent contractors of the Company and its divisions and subsidiary and parent corporations and other affiliates. The term of an incentive stock option under the plan may not exceed 10 years from the date of the grant and the term of a nonqualified stock option may not exceed 11 years from the date of the grant.

        Unless otherwise set forth in an employee's, director's or independent contractor's respective award agreement, all outstanding options or restricted stock or restricted stock units become immediately exercisable, lose all restriction or become fully vested upon the occurrence of an "acceleration event." An acceleration event generally means:

  •
  the acquisition of 30% or more of our voting capital stock, excluding stock purchases directly from us;

  •
  the replacement of a majority of our board of directors or their approved successors;

  •
  the consummation of a merger or consolidation of us or one of our subsidiaries with another entity, other than:

  •
  a transaction in which our stockholders continue to hold 50% or more of the voting power of the successor; or

  •
  various recapitalizations;

  •
  the consummation of a sale of all or most of our assets, other than a sale to an entity of which more than 50% of its voting power is held by shareholders of the Company; or

  •
  stockholder approval of our liquidation or dissolution.

        Under the terms of the Telewest Stock Incentive Plan, in the event of a transaction affecting our capitalization, the compensation committee of our board of directors shall proportionately adjust the aggregate number of shares available for options and awards, the aggregate number of options and awards that may be granted to any person in any calendar year, the number of such shares covered by outstanding options and awards, and the exercise price of outstanding options to reflect any increase or decrease in the number of issued shares so as to, in the compensation committee's judgment and sole discretion, prevent the diminution or enlargement of the benefits intended by the Telewest Stock Incentive Plan.

        The following table, as of March 31, 2006, sets forth the number of shares of our common stock that are subject to outstanding stock options that we have granted to our directors and executive officers pursuant to Stock Incentive Plans, and under our Long Term Incentive Plan. All options granted under Stock Incentive Plans and under the Long Term Incentive Plan are subject to vesting schedules. Accordingly, some of the options listed below are not yet vested. See "Compensation and Employee Benefit Plans and Arrangements—Employment Agreements."

Total No. of Shares of our Common Stock Subject to Outstanding Stock Options
Directors:
Edwin M. Banks	375,000
Jeffrey D. Benjamin	375,000
Stephen A. Burch(1)	0
William J. Connors	187,500
Simon P. Duffy(2)	1,316,667
David Elstein	375,000
Charles K. Gallagher	375,000
William R. Huff	375,000
James F. Mooney(3)	300,000
Anthony (Cob) Stenham	1,250,613
George R. Zoffinger(4)	375,000
Present Executive Officers who are not Directors:(5)
Neil A. Berkett	500,000
Robert C. Gale(6)	56,865
Bryan H. Hall(7)	182,262
Jacques D. Kerrest	500,000
Neil R. Smith	103,168
Malcolm Wall	0
All Present Directors and Executive Officers as a Group: (17 persons)	6,647,075

(1)
Mr. Burch became our president and chief executive officer on January 16, 2006.

(2)
Mr. Duffy became our executive vice chairman on January 16, 2006. Previously he was our president and chief executive officer.

(3)
Mr. Mooney is our chairman of the board.

(4)
Mr. Stenham is our deputy chairman.

(5)
Mr. Berkett is our chief operating officer, Mr. Gale is our vice president-controller, Mr. Hall is our secretary and general counsel, Mr. Kerrest is our chief financial officer, Mr. Smith is our deputy CFO and Mr. Wall is the CEO of our content division.

(6)
Includes 16,612 options granted under our 2005 Long Term Incentive Plan.

(7)
Includes 32,262 options granted under our 2005 Long Term Incentive Plan.

NTL Group 2005 Bonus Scheme

        The majority of our employees were eligible to participate in our 2005 Bonus Scheme. As the performance targets under the 2005 Bonus Scheme were not met, no payments were made to any employees under such plan. This scheme offered employees an opportunity to receive a bonus equal to a percentage of their base salary. The percentages were up to 6% for employees, up to 30% for senior managers and a range from up to 60% to up to 200% for senior executives. Bonus payments would have been based on achieving certain set company performance targets. Bonus payments would have been generally paid in cash. Some of the payments to senior executives may have been made in shares of common stock. Pursuant to rules imposed by the Nasdaq National Market, our compensation committee had established a fixed limit of 300,000 shares as the number of shares of our common stock that could have been issued pursuant to the 2005 Bonus Scheme. Mr. Mooney did not participate in the 2005 Bonus Scheme.

        Had the performance targets pursuant to the 2005 Bonus Scheme been achieved:

  •
  Mr. Duffy would have been entitled to an annual bonus of up to 200% of his base salary;

  •
  Mr. Kerrest and Mr. Hall would have been entitled to a bonus of up to 150% of their base salaries; and

  •
  Mr. Gale would have been entitled to an annual bonus of up to 100% of his base salary.

NTL Incorporated 2006 Bonus Scheme

        We recently adopted our 2006 Bonus Scheme and are asking stockholders to approve the share issuance feature of the 2006 Bonus Scheme at the forthcoming annual meeting. For further information see "Proposal 3—Adoption of Share Issuance Feature of the NTL Incorporated 2006 Bonus Scheme."

        Payments under the 2006 Bonus Scheme will be made in one installment on or prior to March 15, 2007. Some of these payments to executives will be made in common stock, subject to stockholder approval. Pursuant to rules imposed by the Nasdaq National Market, our compensation committee has established a fixed limit of 300,000 shares as the number of shares of our common stock that may be issued pursuant to the 2006 Bonus Scheme.

Long-term Incentive Plan

2003 LTIP

        We have an NTL Group Long Term Incentive Plan, or LTIP. In adopting the LTIP the compensation committee determined that it would be appropriate and in the best interests of stockholders and the Company to provide new long term incentives over a three to five year period in order to provide long term compensation. We believe that long term compensation programs are important to maintain incentives for our senior managers and executives in addition to short term goals. An earlier three year LTIP (the "2003 LTIP") covering 2003, 2004 and 2005 was completed at the end of 2005. Its targets were met and payments were made under it in 2006, as described further below. Now each year new LTIP awards are granted instead of once every three years.

        In 2006, the 2003 LTIP was paid. The 2003 LTIP had three-year performance targets based upon cashflows in excess of predetermined levels. Target levels were achieved and we paid the awards in cash in March, 2006. An aggregate of £11,889,261 was paid to 130 participants. 2003 LTIP amounts paid to our named executive officers were as follows. In 2006, Simon Duffy received a cash payment of £949,116, Jacques Kerrest received a cash payment of £264,630, Bryan Hall received a cash payment of £244,328 and Robert Gale received a cash payment of £175,610. James Mooney does not participate in the 2003 LTIP.

2005 LTIP

        A new round of LTIP was instituted in 2005 (the "2005 LTIP"). It consists of awards of stock options and restricted stock or restricted stock units under the 2004 Stock Incentive Plan. In addition, in the future new hires may participate in the long term compensation program, depending on their level of seniority and responsibilities.

        Under the new 2005 LTIP and future rounds of LTIP, options and restricted stock or restricted stock units will be granted each year, in each case, in an amount equal in value to 50 percent of the recipient's annual base salary. The value of the options will be determined using a Black-Scholes valuation method and the exercise price will be equal to the fair market value on the date of grant, in accordance with the 2004 Stock Incentive Plan. The options will vest, subject to a participant's continued employment, in twenty percent increments annually over five years, with the first increment vesting on January 1, 2006.

        The value of the restricted stock or restricted stock units will be based on the fair market value of our common stock as of the date of grant. Participants will not receive restricted stock or any value under their restricted stock units until completion of the three year period ending on December 31, 2007, subject to the achievement of performance objectives for that three-year period. To the extent restricted stock units are awarded, the restricted stock units would be settled in common stock or cash at the compensation committee's discretion. For each unit settled, a participant would receive either one share of our common stock or a cash amount equal to the fair market value of one share of our common stock. The restricted stock or restricted stock units would be forfeited if the performance objectives are not achieved.

        In April, 2005, 114 employees participated in the new round of 2005 LTIP. Messrs. Mooney, Duffy and Kerrest did not participate in the LTIP. A total of 1,267,325 options and 440,585 restricted stock units were granted in April of 2005. The performance conditions for the restricted stock units in the first year were not met and we believe it is unlikely that the overall three year performance criteria will be met. Mr. Hall received 32,262 options, subject to five year vesting and 11,215 restricted stock units, and Mr. Gale received 16,612 options, subject to five year vesting and 5,775 restricted stock units.

2006 LTIP

        In 2006, 203 employees are expected to participate in the new round of LTIP for 2006 (the "2006 LTIP"). Awards have not yet been made. An employee generally must be employed at the time of vesting in order to receive his or her awards.

        We expect that the additional long term equity compensation granted to employees under 2006 LTIP will consist, in the aggregate, of awards of up to approximately 2,250,000 options to purchase shares of our common stock and awards of up to approximately 750,000 shares of restricted stock or restricted stock units.

NTL Incorporated Sharesave Plan

        In 2004, we adopted the NTL Incorporated Sharesave Plan, which is a broadly based stock option arrangement. Although the Sharesave Plan was approved by our shareholders at our 2004 annual meeting, we have not implemented the Sharesave Plan. There presently are no plans to implement this plan. If Proposal 4 "Approval of the NTL Incorporated 2006 Sharesave Plan and the NTL Incorporated 2006 Employee Share Incentive Plan" is approved, the Sharesave Plan will be cancelled.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total return on our common stock with the cumulative total return on Standard & Poor's 500 Stock Index and a Peer Group Index. Because no published index of comparable companies currently reports values on a dividends-reinvested basis, we have created a Peer Group Index for purposes of this graph in accordance with the requirements of the SEC. The Peer Group Index is made up of companies that engage in cable television operations and related businesses as a significant element of their overall business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which we are engaged and some of the companies included in the Peer Group Index also engage in lines of business in which we do not participate. In addition, the market capitalizations of many of the companies included in the Peer Group Index are different from ours.

        Furthermore, all of the companies included in the Peer Group Index are U.S.-based, whereas our operations are exclusively based in the U.K. and the Republic of Ireland and our U.S. dollar performance is significantly influenced by exchange rate changes. The common stocks of the following companies have been included in the Peer Group Index: Comcast Corporation, Cablevision Systems Corporation, Charter Communications, Inc. and Mediacom Communications Corp.

        The graph assumes that $100 was invested on January 10, 2003 and all dividends are reinvested. The graph covers only the period from January 10, 2003 to December 31, 2005 because our common stock was registered under Section 12 of the Exchange Act and started trading on that date.

Total Returns

	January 10, 2003	December 31, 2003	December 31, 2004	December 31, 2005
NTL*	100	323.15	337.96	315.28
S&P 500	100	120.12	130.66	134.58
Peer Group	100	118.06	114.31	96.59

*
These share prices reflect the historic prices of Old NTL stock which was listed on NASDAQ under the ticker symbol "ntli". Old NTL's stock was delisted on March 3, 2006 following the completion of the Merger.

PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of March 31, 2006, except as otherwise indicated in the footnotes to the table, information regarding the beneficial ownership of our common stock by:

  •
  each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

  •
  each of our directors;

  •
  each of our present executive officers;

  •
  each executive officer named in the "Summary Compensation Table," and

  •
  all of our present directors and executive officers as a group.

        Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent that power may be shared with a spouse. Unless otherwise indicated, the address for each individual listed below is, 909 Third Avenue, Suite 2863 New York, New York 10022.

        The following chart takes into account the conversion of shares in the Merger.

	Amount and Nature of Beneficial Ownership(1)
Name	Common Stock	Warrants	Total	Percent Beneficially Owned(2)
5% stockholders:
W. R. Huff Asset Management Co., L.L.C.(3)	25,126,368	0	25,126,368	8.7%
Ameriprise Financial, Inc.(4)	24,253,972	0	24,253,972	8.4%
Franklin Mutual Advisers, LLC(5)	22,838,423	0	22,838,423	7.9%
France Télécom(6)	0	17,797,362	17,797,362	5.8%
FMR Corporation(7)	15,208,522	170,016	15,378,538	5.3%
Directors:
Edwin M. Banks(8)	187,500	0	187,500	Under 1%
Jeffrey D. Benjamin(8)	285,430	0	285,430	Under 1%
Stephen A. Burch(9)	750,000	0	750,000	Under 1%
William J. Connors(10)	205,513	0	205,513	Under 1%
Simon P. Duffy(11)	935,684	0	935,684	Under 1%
David Elstein(8)	187,500	0	187,500	Under 1%
Charles K. Gallagher(8)	125,000	0	125,000	Under 1%
William R. Huff(3)	25,126,368	0	25,126,368	8.7%
James F. Mooney(12)	118,682	0	118,682	Under 1%
Anthony (Cob) Stenham(13)	769,080	0	769,080	Under 1%
George Zoffinger(8)	187,500	0	187,500	Under 1%

Present executive officers that are not directors:
Neil A. Berkett(14)	125,000	0	125,000	Under 1%
Robert C. Gale(15)	57,347	0	57,347	Under 1%
Bryan H. Hall(16)	117,667	0	117,667	Under 1%
Jacques. D. Kerrest(17)	110,000	0	110,000	Under 1%
Neil R. Smith	4,450	0	4,450	Under 1%
Malcolm Wall	0	0	0	Nil
All present directors and executive officers as a group: (17 persons)	29,292,721	0	29,292,721	10.2%

*
Less than 1%

(1)
All share amounts take into account the conversion of shares in the Merger.

(2)
Applicable percentage of ownership is based on 288,115,064 shares of common stock outstanding as of March 31, 2006.

(3)
The information concerning W. R. Huff Asset Management Co., L.L.C. ("Huff Asset Management") is based solely upon a Schedule 13D amendment filed by Huff Asset Management with the SEC on March 8, 2006. The address of Huff Asset Management is 67 Park Place, Morristown, New Jersey 07960. Huff Asset Management, a Delaware limited liability company, and/or other limited partnerships and limited liability companies affiliated with Huff Asset Management (together with Huff Asset Management, the "Huff Entities") for themselves and/or on behalf of separately managed accounts (collectively, the "Accounts") hold, in total, 24,938,868 shares of NTL common stock (the "Shares"). Huff Asset Management is an investment manager with discretionary authority over separate accounts that own the shares. Mr. Huff, one of NTL's directors, is the principal and president of Huff Asset Management. Mr. Huff possesses sole power to vote and direct the disposition of all NTL securities held by or on behalf of the entities named above and/or the managed accounts, subject to internal screening and other securities law compliance procedures. Mr. Huff individually holds options exercisable for a total of 187,500 shares of the common stock. Thus, for the purposes of Reg. Section 240,13d-3, Mr. Huff is deemed to beneficially own 25,126,368 shares, or approximately 8.7% of the Company's shares outstanding. Mr. Huff's interest in the Shares is limited to his pecuniary interest in the Huff Entitles and for the Accounts.

(4)
The information concerning Ameriprise Financial, Inc. is based solely upon a Schedule 13G filed by Ameriprise Financial, Inc. with the SEC on February 14, 2006. The address of Ameriprise Financial, Inc. is 145 Ameriprise Financial Centre, Minneapolis, Minnesota 55474.

(5)
The information concerning Franklin Mutual Advisers is based solely upon two Schedule 13G's filed by Franklin Mutual Advisers with the SEC on December 31, 2005 regarding NTL Incorporated and Telewest Global, Inc. The address of Franklin Mutual Advisers is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. Franklin Mutual Advisers is an investment advisor registered under the Investment Advisers Act of 1940. Franklin Mutual Advisers is the investment advisor to investment companies or other managed accounts which are the beneficial owners of 22,838,423 shares of NTL common stock. Pursuant to investment advisory agreements between Franklin Mutual Advisers and its advisory clients, Franklin Mutual Advisers is vested with all investment and voting power with respect to these shares.

(6)
The information concerning France Telecom is based solely upon a Schedule 13G amendment filed by France Telecom with the SEC on March 12, 2003. The address of France Telecom is 6 Place d'Allerby, 75505 Paris, Cedex 15, France. France Telecom holds Series A warrants exercisable for 17,797,362 shares of NTL common stock through its indirect wholly owned subsidiary Rapp 26, a societe anonyme organized under the laws of France. NTL's Series A warrants currently are exercisable at a price of $105.17 share.

(7)
The information concerning FMR Corp. is based solely on two Schedule 13G amendments filed by FMR Corp, with the SEC on February 14, 2006 regarding NTL Incorporated and Telewest Global, Inc. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, the beneficial owner of 15,739,477 shares, or approximately 5.5%, of NTL common stock outstanding as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940, as amended. The number of shares of NTL common stock owned by the investment companies at December 31, 2005 included warrants convertible into shares of NTL common stock. Edward C. Johnson III, the chairman of FMR Corp., FMR Corp., through its control of Fidelity Management & Research Company, and the various investment companies each have sole power to dispose of these 15,739,477 shares. Neither FMR Corp. nor Edward C. Johnson III, has the sole power to vote or direct the voting of the shares owned directly by the investment companies, which power resides with the funds' boards of trustees. Fidelity Management Trust Company, also a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 3,150,442 shares, or approximately 1.1%, of NTL common stock outstanding as a result of its serving as investment manager of the institutional accounts. The number of shares of NTL's common stock owned by institutional accounts at August 31, 2005 included warrants convertible into shares of NTL's common stock. Edward C. Johnson III and FMR Corp., through its control of Fidelity Management Trust Company, each have sole dispositive power over 3,150,442 shares and sole power to vote or to direct the voting of 246,487 shares, and no power to vote or to direct the voting of 279,953 shares of NTL common stock owned by institutional accounts. Members of the Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. As a result of voting arrangements in place relating to FMR Corp., members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and various institutional investors. Fidelity International Limited is the beneficial owner of 3,200,296 shares or approximately 1.1% of NTL common stock. A partnership controlled by Edward C. Johnson III and members of his family owns shares of Fidelity International Limited voting stock with the right to cast approximately 38% of the total votes which may be cast by all holders of Fidelity International Limited stock. FMR and Fidelity International Limited are of the view that they are not acting as a "group" for purposes of Section 13(d) of the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other within the meaning of Rule 13d-3 of the Exchange Act. Therefore, they are of the view that shares held by the other corporation need not be aggregates. However, FMR and Fidelity International Limited voluntarily file as if all of the shares are beneficially owned by FMR and Fidelity International Limited on a joint basis.

(8)
Includes options to purchase 187,500 shares of NTL common stock that are exercisable within 60 days after the date hereof.

(9)
750,000 shares of restricted stock subject to vesting over three years as per terms of employment agreement. 375,000 shares vest annually in one-third installments over three years. The remaining shares vest annually in one-third installments over three years, subject to achievement of performance goals.

(10)
Represents fully vested options to purchase 205,513 shares of NTL common stock granted to Mr. Connors on July 19, 2004 by Telewest.

(11)
Includes options to purchase 933,332 shares of NTL common stock, that are exercisable within 60 days after the date hereof.

(12)
Includes 31,248, shares of restricted stock 10,417 shares of which vest on July 15, 2006 and October 15, 2006 and 10,414 shares of which vest on January 15, 2007, and options to purchase 37,500 shares of NTL common stock that are exercisable within 60 days after the date hereof.

(13)
Includes options to purchase 657,640 shares of NTL common stock that are exercisable within 60 days after the date hereof.

(14)
Includes 125,000 shares of restricted stock vesting in three equal installments over three years, December 31, 2006, 2007 and 2008.

(15)
Includes 17,250 shares of restricted stock which vest in three equal installments on each of May 6, 2006, 2007 and 2008 and 5,775 restricted stock units which vest on April 30, 2008, subject to performance conditions, and options to purchase 25,072 shares of NTL common stock that are exerciseable within 60 days after the date hereof.

(16)
Includes 11,215 restricted stock units which vest on April 30, 2008, subject to performance conditions, and options to purchase 106,452 shares of NTL common stock that are exercisable within 60 days after the date hereof.

(17)
Includes options to purchase 100,000 shares of NTL common stock that are exercisable within 60 days after the date hereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC, and with each exchange on which our common stock trades, initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish us with a copy of all Section 16(a) forms and reports they file.

        To our knowledge, based solely on a review of reports furnished to us and written representations that no other reports were required during this financial year ended December 31, 2005, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them except in the following instance:

        A Form 4 was not timely filed for Richard H. Martin, Jr., who was formerly our vice president—financial services, and is presently our Group Treasurer. This report was related to the exercise by Mr. Martin of stock options for 4,000 shares of our common stock. This report was filed on April 20, 2005.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 2007 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by us at the address set forth on the first page of this proxy statement on or before December 10, 2006 to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Rules of the SEC set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

        Pursuant to the advance notice requirements set forth in Article II, Section 4 of our by-laws, we will consider notices of stockholder proposals to be brought before the 2007 annual meeting submitted outside the processes of Rule 14a-8 under the Exchange Act to be timely if we receive such notices not less than 75 days nor more than 90 days prior to the first anniversary of the 2006 annual meeting of stockholders. However, if the date of the 2007 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the 2006 annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs. You must be a stockholder of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

        The stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  •
  the name and record address of the stockholder proposing the business;

  •
  the class or series and number of shares of our capital stock which are owned beneficially of record by the stockholder;

  •
  a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business and any material interest of the stockholder in such business; and

  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

        The proposal or notice should be directed to the attention of the Secretary, NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022.

        No business proposed by a stockholder will be conducted at the annual meeting except business brought before the meeting in accordance with the procedures set forth in Article II, Section 4 of our by-laws summarized above or under Rule 14a-8 under the Exchange Act. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of Section 4, and if the officer so determines, the officer shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

FORM 10-K

        Our annual report on Form 10-K for the fiscal year ended December 31, 2005 is being mailed together with this proxy material. We will also mail without charge, upon written request, a copy of such annual report, including the financial statements, financial statement schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to:

Richard Williams
NTL Incorporated—Director Investor Relations
909 Third Avenue,
Suite 2863
New York, NY 10022
Tel: +1 212 906 8447
Fax: +1 212 752 1157

        For historical information on Telewest, see its Form 10-K for the fiscal year ended December 31, 2005.

OTHER BUSINESS

        The board of directors is not aware of any other matters other than those set forth in this proxy statement that will be presented for action at the annual meeting and does not intend to bring any other matters before the annual meeting. However, if any other matters should properly come before the annual meeting, or at any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

By order of the board of directors,

James F. Mooney Chairman

New York, New York
April 18, 2006

APPENDIX A
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF NTL INCORPORATED

I. PURPOSE OF THE COMMITTEE

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of NTL Incorporated (the "Company") is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

II. COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more directors as determined by resolution of the Board, each of whom will be "independent" as required by the Nasdaq Marketplace Rules, the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "SEC").

        Each member of the Committee must be able to read and understand fundamental financial statements. Further, at least one member of the Committee must be a "financial expert", as such term is defined in the rules and regulations of the SEC, as the Board interprets such requirement in its business judgment.

        The members of the Committee and its chairperson shall be nominated by the Executive Committee of the Board and elected by a majority vote of the Board, who shall serve on the Committee until such member resigns or is removed. Any vacancy on the Committee shall be filled by a majority vote of the Board at its next meeting following the occurrence of the vacancy.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

        The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter. The Committee shall meet as often as it determines appropriate but not less frequently than once every fiscal quarter and may hold special meetings as circumstances require. The Committee may meet separately in special session on a periodic basis with management and the Company's independent auditors to discuss any matters that the Committee or either of these groups believe should be discussed privately.

        A majority of the Committee members participating in a meeting shall constitute a quorum. The Committee may form and delegate authority to subcommittees when appropriate. Minutes shall be kept for each meeting of the Committee.

IV. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        The following are within the authority of the Committee:

        1.     The Committee shall be directly responsible for the appointment, compensation and oversight of the Company's independent auditors. The independent auditors shall report directly to the Committee.

        2.     The Committee shall approve in advance all audit engagements and the terms thereof and, except as otherwise permitted under applicable laws and regulations, all permissible non-audit services by independent auditors. Approval of audit and permissible non-audit services may also be delegated to one or more designated members of the Committee, and the person(s) granting such approval shall report such approval to the full Committee at the next scheduled meeting.

        3.     The Committee shall obtain from the independent auditors at least annually a formal written statement delineating all relationships between the auditor and the Company and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

        4.     The Committee shall oversee the independence of the independent auditors by actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services (per item 3 above) that may impact the objectivity and independence of the independent auditors, and taking, or recommending that the full Board take, appropriate action to satisfy itself of the auditors' independence.

        5.     The Committee shall review the following:

          (i)    all critical accounting policies and practices used by the Company, including analyses of the effects of alternative treatments or treatments preferred by the independent auditors of financial information discussed by the independent auditors and management and the effects of alternative disclosures and GAAP methods on the Company's financial statements; and

          (ii)   all other material written communications between the independent auditors and management, such as any "management" or "internal control" letter prepared by the independent auditors or schedule of unadjusted differences.

        6.     The Committee shall review and approve the Company's audited annual financial statements, quarterly financial statements and, as they deem appropriate, filings required under the federal securities laws; and the Committee shall review any major issues related thereto.

        7.     The Committee shall attempt to resolve all disagreements between the independent auditors and management regarding financial reporting.

        8.     The Committee shall review and evaluate on a regular basis the adequacy and effectiveness of the Company's internal control structure and procedures for financial reporting and disclosure controls and procedures, and discuss with the independent auditors and management the annual internal control report made by management, and attested to by. the independent auditors, that assesses-such internal control structures and procedures.

        9.     The Committee shall prepare the report required by the rules and regulations of the SEC to be included in the Company's annual proxy statement.

        10.   The Committee shall review the Company's policies relating to the avoidance of conflicts of interest and monitor compliance with the Company's Code of Conduct and Code of Ethics; unless otherwise approved by the Board, the Committee shall approve all changes to or waivers of the Company's Code of Conduct and Code of Ethics for executive officers or directors and must promptly disclose their existence and terms, as required by any law, regulation or Nasdaq listing standard.

        11.   The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of communications regarding questionable accounting or auditing matters.

        12.   The Committee shall engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder, the cost of which shall be borne by the Company.

        13.   The Committee shall review and approve all related-party transactions on an ongoing basis, other than such transactions which are approved by a comparable body of the Board.

        14.   The Committee shall perform such additional activities as may be required by applicable law or Nasdaq Marketplace Rules, and shall consider such other matters, as the Committee or the Board deems necessary or appropriate.

        15.   The Committee shall reassess the adequacy of this Charter on an annual basis.

        While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial" statements are complete and accurate and are in accordance with generally accepted accounting principles. Likewise, the Committee is not responsible for matters not disclosed or brought to its attention pursuant to the Company's Code of Conduct and Code of Ethics.

APPENDIX B
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF NTL INCORPORATED

I. PURPOSE OF THE COMMITTEE

        The purposes of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of NTL Incorporated (the "Company") shall be to oversee the Company's executive compensation.

II. COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three of more directors as determined by resolution of the Board, each of whom will be "independent" as required by the Nasdaq Marketplace Rules, a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

        The members of the Committee and its chairperson shall be nominated by the Executive Committee of the Board and elected by a majority vote of the Board, who shall serve on the Committee until such member resigns or is removed. Any vacancy on the Committee shall be filled by a majority vote of the Board at its next meeting following the occurrence of the vacancy.

III. MEETINGS AND PROCEDURES OF THE COMMITTEE

        The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter. The Committee shall meet as provided by its rules and as often as it determines appropriate but not less frequently than two times annually and may hold special meetings as circumstances require. A majority of the Committee members participating in a meeting shall constitute a quorum. The Committee may form and delegate authority to subcommittees when appropriate. Minutes shall be kept for each meeting of the Committee.

IV. COMMITTEE RESPONSIBILITIES

        The Committee shall have the following responsibilities:

        1.     The Committee shall review and approve on an annual basis the corporate goals and objectives with respect to compensation of the Chief Executive Officer ("CEO"). Unless otherwise determined by a majority of the "independent" (as defined by the Nasdaq Marketplace Rules) directors of the Board meeting in "executive session" (as defined by the Nasdaq Marketplace Rules), the Committee shall evaluate at least once a year the CEO's performance in light of these established goals and objectives and based upon these evaluations shall meet in "executive session" as defined in the Nasdaq Marketplace Rules to set the CEO's annual compensation, including salary, bonus, incentive and equity compensation.

        2.     The Committee shall review and approve on an annual basis the evaluation process and compensation structure for the Company's officers. Unless otherwise determined by a majority or the "independent" (as defined by the Nasdaq Marketplace Rules) directors of the Board, the Committee shall evaluate the performance of all other officers (as defined in Section 16 of the Exchange Act and Rule 16a-1 thereunder) of the Company and shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for such officers. Unless otherwise determined by the Committee, the CEO of the Company may be present during discussions evaluating and setting the compensation levels of such officers but may not vote on such deliberations.

B-1

        3.     The Committee shall review the Company's incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans.

        4.     The Committee shall produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with all applicable laws, rules and regulations.

        5.     The Committee shall engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder, the cost of which shall be borne by the Company.

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APPENDIX C
CHARTER OF THE NOMINATING SUB-COMMITTEE
OF THE EXECUTIVE COMMITTEE OF NTL INCORPORATED

I.
PURPOSE OF THE NOMINATING SUB-COMMITTEE

        The purpose of the Nominating Sub-Committee shall be to recommend to the Board individuals qualified to serve as directors of the Company.

II.
COMPOSITION OF THE COMMITTEE

        The Nominating Sub-Committee shall be comprised of all members of the Executive Committee who are "independent" as required by the Nasdaq Marketplace Rules. Such members shall serve on the Nominating Sub-Committee until they resign or are removed. The Chairperson of the Nominating Sub-Committee shall be the Chairperson of the Executive Committee unless such Chairperson is not "independent" in which case the Chairperson of the Nominating Sub-Committee shall be designated by a majority vote of the Nominating Sub-Committee.

III.
MEETINGS AND PROCEDURES OF THE NOMINATING SUB-COMMITTEE

        The meetings and procedures of the Nominating Sub-Committee shall be the same as determined by the Executive Committee for meetings of the Executive Committee.

IV.
DUTIES OF THE NOMINATING SUB-COMMITTEE

1.
The Nominating Sub-Committee shall establish procedures by which it actively recruits individuals qualified to become Board members and considers candidates to fill Board positions, including evaluating the suitability of potential director nominees proposed by directors, management or stockholders.

2.
The Nominating Sub-Committee shall recommend to the Board the director nominees for election by the stockholders and select persons to fill Board vacancies, as the case may be, pursuant to the by-laws of the Company, which recommendations shall be consistent with the Board's criteria for selecting new directors and any independence requirements imposed by law, regulation or Nasdaq Marketplace Rules.

3.
The Nominating Sub-Committee shall review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including, but not limited to, an employment change, and recommend whether the director should be re-nominated.

C-1

APPENDIX D
NTL INCORPORATED 2006 BONUS SCHEME

1.     BONUS PERCENTAGE AND SCHEME LEVELS

        The 2006 Bonus Scheme is split into three Scheme Levels: Employees, Senior Managers and Executives. Bonus payments are calculated as a percentage of an employee's base salary. Within each Scheme Level the percentage of base salary payable to an employee for on-target performance varies depending on that employee's individual terms and conditions of employment. The on-target percentages, or the 100% Threshold percentages, payable for each Scheme Level are:

    •
    For the Employee Scheme Level, 3%, 5%, 10% or 15% of base salary depending on the employee's individual terms and conditions of employment.

    •
    For the Senior Manager Scheme Level, 15%, 20%, 25% or 30% of base salary depending on the employee's individual terms and conditions of employment.

    •
    For the Executive Scheme Level, 30%, 50%, 75% or 100% of base salary depending on the employee's individual terms and conditions of employment.

        In all cases, the maximum percentage payable, or the 200% Threshold percentage, is twice the on-target percentage payable. Percentage payments generally rise on a linear basis between zero and the 100% Threshold and between the 100% Threshold and the 200% Threshold.

2.     QUALIFYING GATE TARGET

        In order for any bonuses to be payable, the company must attain a qualifying performance level which will be based upon a full year group profitability measure. The Qualifying Gate is 95% of the budget for this profitability measure.

        If the Qualifying Gate is not achieved, no bonus payments will be made.

3.     PERFORMANCE TARGETS

        If the Qualifying Gate is achieved, bonuses will be payable according to achievement against various performance measures. The performance measures, which will be determined by the Chief Executive Officer and the Chief Financial Officer, will vary according the area of the company that each employee works in, and are likely to include an appropriately weighted mix of the following:

    •
    Group Cash Flow, being operating income before depreciation, amortization and other charges, or OCF, less fixed asset additions less merger synergy implementation costs.

    •
    Divisional profit contribution

    •
    Merger synergies

    •
    ARPU (Average Revenue Per User)

    •
    Capital expenditure (fixed asset additions)

    •
    Commercial advertising impacts

    •
    Customer service measures, including fault rates, network availability rates and customer advocacy measures

D-1

4.     TIMING OF BONUS PAYMENT

        Bonus payments will be measured on full year performance and will be paid in one installment on or around March 31, 2007, except for certain senior executives, who will receive payment in two installments.

5.     METHOD OF PAYMENT

        Bonus payments in respect of the Employee and Senior Manager Scheme Levels will be paid in cash.

        If the company's stockholders approve the share issuance feature of the 2006 Bonus Scheme, certain members of the Executive Scheme may receive half of their bonus in cash and half in shares of the company's common stock which will be issued on the first anniversary of the normal cash payment date. The number of shares of common stock that will be issued will be equal to the amount of bonus payable in cash divided by the closing share price on 31 December 2006 converted at the closing exchange rate on that date or other method appoved by the Compensation Commitee.

6.     BONUS CALCULATIONS

        Calculations of performance against the bonus targets (Qualifying Gate and performance targets) will be made by the Chief Executive Officer and Chief Financial Officer after taking in to account all adjustments to externally reported results that they believe to be fair and reasonable in the circumstances.

        Payments made under the 2006 Bonus Scheme will be approved by the Compensation Committee.

7.     VARIATIONS TO SCHEME RULES

        The rules to the 2006 Bonus Scheme may be varied at any time by agreement of the Compensation Committee.

D-2

APPENDIX E
NTL INCORPORATED 2006 STOCK INCENTIVE PLAN

1.     Purpose; Construction.

        This NTL Incorporated 2006 Stock Incentive Plan (the "Plan") is intended to encourage stock ownership by employees, directors and independent contractors of NTL Incorporated (the "Corporation") and its divisions and subsidiary and parent corporations and other affiliates, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees, directors and independent contractors to remain in the employ or service of the Corporation or its affiliates and to put forth maximum efforts for the success of the business. To accomplish such purposes, the Plan provides that the Corporation may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units and Share Awards (each as hereinafter defined).

2.     Definitions.

        As used in this Plan, the following words and phrases shall have the meanings indicated:

        (a)   An "Acceleration Event" shall be deemed to have occurred if the event set forth in any one of the following paragraphs in this Section 2(a) shall have occurred:

          (1)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation) representing 30% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of Paragraph (3) below; or

          (2)   the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is adopted by the Board, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (3)   there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation) representing 30% or more of the combined voting power of the Corporation's then outstanding securities; or

          (4)   the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Corporation immediately prior to such sale.

        Notwithstanding the foregoing, an "Acceleration Event" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

        (b)   "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

        (c)   "Affiliated Entity" shall have the meaning set forth in Section 4 hereof.

        (d)   "Agreement" shall mean a written or electronic agreement between the Corporation and a Participant evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

        (e)   "Award" shall mean a grant of Restricted Stock, a Restricted Stock Unit, a Share Award or any or all of them.

        (f)    "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

        (g)   "Board" shall mean the Board of Directors of the Corporation.

        (h)   "Cause" shall mean as follows: (a) in the case of a Participant whose employment with the Corporation or a Subsidiary Corporation is subject to the terms of an employment agreement which includes a definition of "Cause", the term "Cause" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect, and (b) in all other cases, the term "Cause" as used in this Plan or any Agreement shall mean (i) an intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Corporation or any of its Subsidiary Corporations which transaction is adverse to the interests of the Corporation or any of its Subsidiary Corporations and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

        (i)    "Code" shall mean the Internal Revenue Code of 1986, as amended, and any reference to the Code shall include all treasury regulations promulgated thereunder.

        (j)    "Committee" shall have the meaning set forth in Section 3 hereof.

        (k)   "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

        (l)    "Disability" shall mean as follows: (1) in the case of a Participant whose employment with the Corporation or a Subsidiary Corporation is subject to the terms of an employment agreement which includes a definition of "Disability", the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect, and (2) in all other cases, the term "Disability" as used in this Plan or any Agreement shall have the same meaning as the term "Disability" as used in the Corporation's long-term disability plan, or, if the Corporation has no long-term disability plan, shall mean a Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that when used in connection with the exercise of an Incentive Stock Option following termination of employment, the term "Disability" as used in this Plan or any Agreement shall mean a disability within the meaning of Section 22(e)(3) of the Code.

        (m)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (n)   "Fair Market Value" per Share as of a particular date shall mean (i) if the Shares are then traded in a stock exchange, on an over-the-counter market, or otherwise, the closing price for the Shares in such market on such date or the immediately preceding date or, if there were no such sales on the particular date, but there were such sales of Common Stock on dates within a reasonable period both before and after the particular date, the weighted average of the closing sale prices on the nearest date before and nearest date after the particular date, (ii) if the provisions of (i) of this subsection (n) are inapplicable because actual sales are not available during a reasonable period beginning before and ending after the particular date, the average between the bona fide bid and asked prices on the particular date, or if none, the weighted average of the means between the bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the particular date, if both such nearest dates are within a reasonable period, (iii) if the provisions of (i) and (ii) of this subsection (n) are inapplicable because no actual sale prices or bona fide bid and asked prices are available on a date within a reasonable period before the particular date, but such prices are available on a date within a reasonable period after the valuation date, or vice versa, then the average between the highest and lowest available sales prices or bid and asked prices, or (iv) if the Committee believes the value of the Common Stock determined under (i), (ii) or (iii) of this subsection (n) does not reflect the fair market value on the particular date, such value as the Committee in its discretion may determine.

        (o)   "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated in the applicable Agreement as an Incentive Stock Option.

        (p)   "Nonqualified Stock Option" shall mean any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

        (q)   "Option" shall mean an option to purchase Shares.

        (r)   "Parent Corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an Option or Award, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (s)   "Participant" shall mean a person to whom an Award or Option has been granted under the Plan.

        (t)    The terms "Performance Award," "Performance Cycle," "Performance Objectives," and "Covered Employee" shall have the meanings set forth in Section 10 hereof.

        (u)   "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

        (v)   "Restricted Stock" shall mean Shares issued or transferred to an Eligible Individual (as defined in Section 4) pursuant to Section 7.

        (w)  "Restricted Stock Unit" shall mean rights granted to an Eligible Individual (as defined in Section 4) pursuant to Section 7 representing a number of hypothetical Shares.

        (x)   "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16 of the Exchange Act (or any other comparable provisions in effect at the time or times in question).

        (y)   "Share Award" shall mean an Award of Shares granted pursuant to Section 8.

        (z)   "Shares" shall mean shares of Common Stock and any other securities into which such shares are changed or for which such shares are exchanged.

        (aa) "Subsidiary Corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option or Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.     Administration.

        The Plan shall be administered by the Compensation Committee of the Board (the "Compensation Committee") or such other committee appointed either by the Board or by the Compensation Committee (the committee that administers the Plan, the "Committee"); provided, however, to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Exchange Act with respect to the acquisition or disposition of securities hereunder or the requirements for exemption from Section 162(m) of the Code, action by the Committee shall be by a subcommittee of a committee of the Board composed solely of two or more "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" as defined in Section 162(m) of the Code, appointed by the Board or by the Committee. Notwithstanding anything in the Plan to the contrary, to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to a grant hereunder (and, as applicable, with respect to the disposition to the Corporation of a security hereunder), or as otherwise determined advisable by the Committee, the terms of such grant and disposition under the Plan shall be subject to the approval of the Board. Any approval of the Board, as provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to make grants under the Plan. Notwithstanding the foregoing, the mere fact that a member of the Committee shall fail to qualify as a "non-employee director" within the meaning of Rule 16b-3 or as an "outside director" as defined in Section 162(m) of the Code shall not invalidate any Option or Award granted by the Committee, which Option or Award is otherwise validly made under the Plan. The Committee shall have the authority and discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (1) grant Options and Awards; (2) interpret and administer the

Plan, (3) resolve any ambiguity, reconcile any inconsistency, correct any default or deficiency and/or supply any omission in the Plan or any instrument or agreement relating thereto, (4) determine the purchase price of the Shares covered by each Option (the "Option Price"); (5) determine the type or types of Options and Awards to be granted; (6) determine the persons to whom, and the time or times at which, Options and Awards shall be granted; (7) determine the number of Shares to be covered by each Option and Award; (8) prescribe, amend and rescind rules and regulations relating to the Plan; (9) determine the terms and provisions of the Agreements (which need not be identical) entered into in connection with Options and Awards granted under the Plan; and (10) make all other determinations deemed necessary or advisable for the administration of the Plan. In certain circumstances, the powers of the Committee under the Plan may be exercised by the "independent directors" of the Board within the meaning of NASDAQ Rule 4200(a)(15). The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option or Award or any documents evidencing any and all Options and Awards shall be within the sole discretion of the Committee, may be made at any time pursuant to the Plan and shall be final, conclusive, and binding upon all parties, including, without limitation, the Corporation, any Affiliate, any Participant, any holder or beneficiary of any Options and Awards, and any shareholder of the Corporation. The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more members of the Committee and substitute others. One member of the Committee may be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at any meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

4.     Eligibility.

        Options and Awards may be granted (i) to employees (including, without limitation, (x) officers and directors who are employees and (y) any individual to whom a formal written offer of employment has been extended) and directors (who are not employees) of the Corporation, including its present or future divisions, and Subsidiary Corporations and Parent Corporations; (ii) to employees of an affiliated entity of the Corporation (an "Affiliated Entity") which is designated by the Board to participate in the Plan; and (iii) to independent contractors of the Corporation, including its present or future divisions, Subsidiary Corporations, Parent Corporations or Affiliated Entities ((i), (ii) and (iii) collectively, "Eligible Individuals"). In determining the persons to whom Options and Awards shall be granted and the number of Shares to be covered by each Option and Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A Participant shall be eligible to receive more than one grant of an Option or Award during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5.     Stock.

        Shares shall be subject to Options and Awards hereunder. Such Shares may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or that may be reacquired by the Corporation. The aggregate number of Shares as to which Options and Awards may be granted from time to time under the Plan shall not exceed 29,000,000, all of which may be subject to Incentive Stock Options. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 6(j) and Section 9 hereof. The aggregate number of Shares with respect to which Options and Awards may be granted to any individual Participant during the Corporation's fiscal year shall not exceed 4,000,000. In the event that any portion of an outstanding Option or Award under the Plan for any reason expires or is canceled, surrendered, exchanged, settled in cash or otherwise terminated without having been exercised or settled for the full number of Shares subject thereto, the Shares allocable to such portion (including, if applicable, all shares subject to the Option or Award) shall (unless the Plan shall have been terminated) become available for subsequent grants of Options and Awards under the Plan. In addition, if any Option is exercised by tendering Shares, either actually or by attestation, to the Corporation as full or partial payment of the exercise price, the maximum number of Shares available under the Plan shall be increased by the number of Shares so tendered.

6.     Terms and Conditions of Options.

        Each Option granted pursuant to the Plan shall be evidenced by an Agreement, which shall comply with and be subject to the following terms and conditions:

        (a)    Number of Shares.    Each Agreement evidencing the grant of an Option shall state the number of Shares to which the Option relates.

        (b)    Type of Option.    Each Agreement evidencing the grant of an Option shall specifically identify the Option as either an Incentive Stock Option or a Nonqualified Stock Option.

        (c)    Option Price.    Each Agreement evidencing the grant of an Option shall state the Option Price, which shall be determined by the Committee at the time of grant; provided, however, that in the case of an Incentive Stock Option, the Option Price shall in no event be less than the Fair Market Value of a Share at the time of grant. The Option Price shall be subject to adjustment as provided in Sections 6(j) and 9 hereof. An Option shall be considered to be granted on the date designated by the Committee in the resolution authorizing the grant of such Option.

        (d)    Medium and Time of Payment.    Options may be exercised in whole or in part at any time during the Option period by giving written notice of exercise to the Corporation specifying the number of Shares to be purchased, accompanied by payment of the Option Price. Payment of the Option Price shall be made in such manner as the Committee may provide in the Agreement evidencing the grant of the Option, which may include cash (including cash equivalents, such as by certified or bank check payable to the Corporation), delivery of unrestricted Shares that have been owned by the Participant or, as applicable, a permissible transferee (as provided in Section 6(i)) for at least six months, by means of any cashless exercise procedure approved by the Committee as permitted by law (including the withholding of Shares otherwise issuable upon exercise), any other manner determined by the Committee as permitted by law, or any combination of the foregoing.

        (e)    Term and Exercise of Options.    Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; provided, further, that such exercise period of a Nonqualified Stock Option shall not exceed eleven (11) years from the date of grant of such option; provided, further, that such exercise period of an Incentive Stock Option shall not exceed ten (10) years from the date of grant of such option. The exercise period shall be subject to earlier termination as provided in Section 6(g) hereof. An Option may be exercised, as to any or all full Shares as to which the Option has become exercisable, by giving written notice of such exercise to the Corporation's Option administrator or to such individual(s) as the Committee may from time to time designate.

        (f)    Limitations on Incentive Stock Options.    To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Corporation shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In applying the limitation in the preceding two sentences in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation unless (1) the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value of a Share at the time such Incentive Stock Option is granted and (2) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

        (g)    Termination.    Except as provided in this Section 6(g) and in Section 6(h) hereof or in the Agreement, an Option may not be exercised by the Participant to whom it was granted or by a transferee to whom such Option was transferred (as provided in Section 6(i)) unless the Participant is then in the employ or service of the Corporation or a division or any corporation which was, at the time of grant of such Option, a Subsidiary Corporation or Parent Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a corporate transaction) or an Affiliated Entity, and unless the Participant has remained continuously so employed or continuously performing such service since the date of grant of the Option. Unless otherwise provided in the Agreement, in the event that the employment or service of a Participant shall terminate (other than by reason of death, Disability or retirement), all Options granted to such Participant or transferred by such Participant (as provided in Section 6(i)) that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised by the Participant or by a transferee within three (3) months after such termination, but not beyond the expiration of the term of the Option; provided, however, that if the employment or service of a Participant shall terminate for Cause, all Options theretofore granted to such Participant or transferred by such Participant (as provided in Section 6(i)) that are exercisable at the time of such termination shall, to the extent not theretofore exercised, terminate. Nothing in the Plan or in any Agreement shall confer upon an individual any right to continue in the employ or service of the Corporation or any of its divisions, Parent Corporations, Subsidiary Corporations or Affiliated Entities or interfere in any way with the right of the Corporation or any such division, Parent Corporation, Subsidiary Corporation or Affiliated Entity to terminate such employment or service. The Committee may, in an Agreement or thereafter, provide for additional periods to exercise Options following a termination of a Participant's employment or change in such Participant's status of employment arising by reason of the sale of a Subsidiary Corporation or a division of the Corporation or a Subsidiary Corporation.

        (h)    Death, Disability or Retirement of Participant.    Unless otherwise provided in the Agreement, if a Participant shall die while employed by or performing services for the Corporation or a division thereof or any corporation which was, at the time of grant of such Option, a Subsidiary Corporation or Parent Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a corporate transaction) or an Affiliated Entity, or within three (3) months after the termination of such Participant's employment or service, other than for Cause, or if the Participant's employment or service shall terminate by reason of Disability or retirement (as determined by the Committee in its sole discretion), all Options theretofore granted to such Participant or transferred by such Participant (as provided in Section 6(i)), to the extent otherwise exercisable at the time of death or termination of employment or service, may, unless earlier terminated in accordance with their terms, be exercised by the Participant or by the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, or by a transferee (as provided in Section 6(i)), at any time within one year after the date of death, Disability or retirement of the Participant, but not beyond the expiration of the term of the Option.

        (i)    Nontransferability of Options.    Unless otherwise provided in the Agreement and except as provided in this Section 6(i), and in any event in the case of an Incentive Stock Option, no Option granted hereunder shall be transferable by the Participant to whom it was granted, other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of such Participant only by the Participant or such Participant's guardian or legal representative. To the extent the Agreement so provides, and subject to such conditions as the Committee may prescribe, a Participant may, upon providing written notice to the General Counsel of the Corporation, elect to transfer the Nonqualified Stock Options granted to such Participant pursuant to such agreement, without consideration therefor, to members of his or her "immediate family" (as defined below), to a trust or trusts maintained solely for the benefit of the Participant and/or the members of his or her immediate family, or to a partnership or partnerships whose only partners are the Participant and/or the members of his or her immediate family. Any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance that does not qualify as a permissible transfer under this Section 6(i) shall be void and unenforceable against the Plan and the Corporation. For purposes of this Section 6(i), the term "immediate family" shall mean, with respect to a particular Participant, the Participant's spouse, children or grandchildren, and such other persons as may be determined by the Committee. The terms of any such Option and the Plan shall be binding upon a permissible transferee, and the beneficiaries, executors, administrators, heirs and successors of the Participant and, as applicable, a permissible transferee.

        (j)    Effect of Certain Changes.

          (1)    Effect of Acceleration Event.    Unless otherwise provided in an Agreement, if there is an Acceleration Event while unexercised Options remain outstanding under the Plan, then from and after the date of the Acceleration Event (the "Acceleration Date"), all Options that have not expired or terminated in accordance with the Plan or an Agreement shall be exercisable in full, whether or not otherwise exercisable.

          (2)    Effect of Certain Other Changes.    Unless otherwise provided in an Agreement, in the event of the proposed dissolution or liquidation of the Corporation, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation (a "Transaction"), the Committee (1) may authorize the redemption of the unexercised portion of an Option for a consideration per share of Common Stock equal to the excess, if any, of (i) the consideration payable per share of Common Stock in connection which such transaction, over (ii) the Option Price (and any Option so redeemed shall terminate upon the making of such payment), (2) may provide that the holder of each Option shall, prior to such action or transaction (but conditioned upon the occurrence thereof), have the right to exercise such Option (at its then Option Price) or (3) may equitably adjust outstanding Options in such other manner as it deems appropriate.

        (k)    Rights as a Stockholder.    A Participant or a transferee of an Option shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9 hereof.

7.     Terms and Conditions of Restricted Stock and Restricted Stock Units.

        (a)    Restricted Stock.    Each Award of Restricted Stock granted pursuant to the Plan shall be evidenced by an Agreement, which shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreement may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 7(a) and in Section 7(c).

          (1)    Rights of Participant.    Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted, provided that the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Corporation) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

          (2)    Non-transferability.    Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 7(a)(3), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

          (3)    Lapse of Restrictions.

            (i)    Generally.    Subject to the provisions of Section 7(c), restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

            (ii)    Effect of Acceleration Event.    Unless otherwise determined by the Committee at the time of grant and set forth in the Agreement evidencing the Award of Restricted Stock, if there is an Acceleration Event while Shares of Restricted Stock remain outstanding under the Plan, all of the restrictions on such Shares of Restricted Stock shall lapse.

          (4)    Treatment of Dividends.    At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Corporation shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Corporation for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

          (5)    Delivery of Shares.    Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

        (b)    Restricted Stock Unit Awards.    Each Award of Restricted Stock Units granted pursuant to the Plan shall be evidenced by an Agreement, which shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 7(b) and in Section 7(c).

          (1)    Payment of Awards.    Each Restricted Stock Unit shall represent the right of the Participant to receive a number of Shares set forth in an Agreement upon vesting of the Restricted Stock Unit or on any later date specified by the Committee.

          (2)    Effect of Acceleration Event.    Unless otherwise determined by the Committee at the time of grant and set forth in the Agreement evidencing the Award of Restricted Stock Units, if there is an Acceleration Event while Restricted Stock Units remain outstanding under the Plan, all Restricted Stock Units shall become fully vested.

        (c)    Effect of a Termination of Employment.    The Agreement evidencing the grant of each Award of Restricted Stock or Restricted Stock Units shall set forth the terms and conditions applicable to such Award upon a termination of employment with, or service as a director of, the Corporation or a division or any Subsidiary Corporation, Parent Corporation or Affiliated Entity, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

        (d)    Effect of a Transaction.    In the event of a Transaction, the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided for in such agreement, each holder of an Award shall be entitled to receive in respect of each Share subject to any outstanding Awards, as the case may be, payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction.

8.     Terms and Conditions of Share Awards.

        The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Corporation.

9.     Effect of Certain Changes.

        If there is any change in the number of Shares through the declaration of stock or cash dividends, or recapitalization resulting in stock splits or reverse stock splits, or combinations or exchanges of such Shares, or other corporate actions or transactions affecting the capitalization of the Corporation, the aggregate number of Shares available for Options and Awards, the aggregate number of Options and Awards that may be granted to any person in any calendar year, the number of such Shares covered by outstanding Options and Awards, and the Option Price of outstanding Options shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued Shares so as to in the Committee's judgment and sole discretion prevent the diminution or enlargement of the benefits intended by the Plan; provided, however, that any fractional Shares resulting from such adjustment shall be rounded to the nearest whole share. In the event of any other extraordinary corporate transaction, including but not limited to distributions of cash or other property to the Corporation's shareholders, the Committee may equitably adjust outstanding Options and Awards as it deems appropriate.

        The decision whether or not to make adjustments and such adjustments, if any, made by the Committee, shall be final, binding and conclusive.

10.   Compliance with Section 162(m) of the Code.

        (a)    Grants of Performance Awards.    Unless otherwise set forth in an Agreement, all Options granted under the Plan are intended to constitute Performance Awards. In addition, the Committee may, in its sole discretion, provide in Agreements evidencing other Awards granted to Covered Employees under the Plan that such Awards are intended to constitute Performance Awards; provided, however, that if the Committee determines that a Participant to whom such an Award has been granted has ceased to be a Covered Employee prior to settlement of such Award, such Award shall no longer be a Performance Award and the provisions of this Section 10 shall no longer apply to such Award.

        (b)    Enumeration of Performance Objectives.    Performance Awards other than Options shall be payable solely on account of the attainment of one or more of the following performance objectives (the "Performance Objectives") during a specified period of time (the "Performance Cycle") as designated by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (ii) net income, (iii) operating income, (iv) earnings per share, (v) book value per share, (vi) return on shareholder's equity, (vii) expense management, (viii) return on investment, (ix) improvement in capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of product margins, (xii) stock price, (xiii) market share, (xiv) revenue or sales, (xv) costs, (xvi) cash flow, (xvii) working capital or capital expenditures, (xviii) return on assets, (xix) total shareholder return or (xx) any combination of the foregoing. The Committee may, in its discretion, apply Performance Objectives to Options granted under the Plan. Performance Objectives may be in respect of performance of the Company, any of its Subsidiary Corporations, any of its divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance or to the performance of one or more other entities or objective indices or benchmarks) and may be expressed in terms of a progression within a specific range.

        (c)    Establishment of Performance Objectives.    The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which 25% of the Performance Cycle has elapsed and (ii) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while satisfaction of the Performance Objectives remains substantially uncertain.

        (d)    Determination of Performance.    Following the completion of the applicable Performance Cycle and prior to the vesting or settlement of any Performance Award granted to a Participant which is subject to Performance Objectives, the Committee shall certify in writing the extent to which the applicable Performance Objectives have been satisfied. To the extent set forth in the Agreement evidencing a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of Shares issued upon settlement of a Performance Award.

        (e)    Effect of Certain Events.

          (1)   Unless otherwise provided by the Committee at the time the Performance Objectives in respect of a Performance Award are established, performance with respect to a Performance Award shall be automatically adjusted during the applicable Performance Cycle to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles (to the extent applicable). In addition, at the time of the granting of a Performance Award, or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges and tax law changes.

          (2)   Notwithstanding any provision of the Plan to the contrary, Performance Awards shall at all times be administered in compliance with Section 162(m) of the Code and the regulations promulgated thereunder. Without limiting the generality of the preceding sentence, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to Performance Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance Awards (including, without limitation, the discretion to increase the amount of compensation payable upon the attainment of Performance Objectives).

        (f)    Definitions.    For purposes of this Section 10:

          (1)    "Performance Award"    means awards the compensation payable with respect to which is intended to consist of "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

          (1)    "Covered Employee"    means a Participant who the Committee deems is or may become a "covered employee" within the meaning of Section 162(m)(3) of the Code and the regulations promulgated thereunder for the year in which the vesting or settlement of a Performance Award may result in remuneration to the Participant that would not be deductible under Section 162(m) of the Code but for the designation of an Option or Award granted hereunder as a Performance Award.

11.   Agreement by Participant Regarding Withholding Taxes.

        The Corporation or any Subsidiary Corporation, Parent Corporation or Affiliated Entity shall withhold from any payment of cash or Shares to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements in respect of any Option or Award. The Corporation or any Subsidiary Corporation, Parent Corporation or Affiliated Entity shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Corporation or any Subsidiary Corporation, Parent Corporation or Affiliated Entity to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award or Option. With the approval of the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Option or Award, elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Option or Award.

12.   Rights as an Employee.

        Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Corporation or affect the right of the Corporation to terminate the employment of any Participant at any time with or without Cause.

13.   Other Provisions.

        The Agreements authorized under the Plan shall contain such other provisions, including, without limitation, the imposition of restrictions upon the exercise of an Option or the transfer of Shares underlying an Option and the inclusion of any condition as the Committee shall deem advisable.

14.   Term of Plan.

        Options and Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.

15.   Amendment and Termination of the Plan.

        The Committee at any time and from time to time may suspend, terminate, modify or amend the Plan. No suspension, termination, modification or amendment of the Plan may adversely affect any Option or Award previously granted, unless the written consent of the Participant or, as applicable, a permissible transferee (as provided in Section 6(i)) is obtained.

16.   Interpretation.

        The Plan is designed and intended, to the extent applicable, to comply with Rule 16b-3 and all provisions hereof and to satisfy the requirements of Section 162(m) of the Code, Section 409A of the Code and any other applicable law and shall be construed in a manner to so comply. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan in any manner, or take any other action, that it determines, in its reasonable discretion exercised in good faith, is necessary, appropriate or advisable to cause the Plan and Awards granted thereunder to comply with Section 409A and any guidance issued thereunder. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Participants and other individuals having or claiming any right or interest under the Plan

17.   Effect of Headings.

        The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

18.   Regulations and Other Approvals; Governing Law.

        (a)   Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to conflicts of laws principles thereof.

        (b)   The obligation of the Corporation to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

        (c)   The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

        (d)   Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

        (e)   Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Corporation in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19.   Effective Date of Plan.

        The effective date of the Plan shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board. From and after the date on which such shareholder approval is obtained, no further awards shall be granted under the Amended and Restated NTL 2004 Stock Incentive Plan or the NTL Incorporated 2004 Stock Incentive Plan (formerly the Telewest Global, Inc. 2004 Stock Incentive Plan).

PROXY

NTL INCORPORATED
909 Third Avenue, Suite 2863, New York, New York 10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Jacques Kerrest and Bryan H. Hall, and each of them, with full power of substitution, proxies to represent the undersigned at the annual meeting of stockholders of NTL Incorporated (the "Company") to be held at 9.15 a.m., local time, on Thursday, May 18, 2006, at the Four Seasons Hotel, New York, located at 57 East 57th Street, New York, New York 10022, and at any adjournment or postponement of the meeting to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

        THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THIS CARD. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 BELOW AND "FOR" EACH OF PROPOSALS 2, 3, 4 AND 5 SET FORTH ON THE REVERSE SIDE OF THIS CARD. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PROXY HOLDERS TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS.

	FOR ALL NOMINEES	VOTE WITHHELD FROM ALL NOMINEES
1. ELECTION OF DIRECTORS: Edwin M. Banks	☐	☐
Stephen A. Burch
Simon P. Duffy
Charles C. Gallagher
(To withhold your vote for any individual nominee, strike a line through that nominee's name in the list above)

(Continued, and to be marked, dated and signed as your name appears on this card, on the reverse side)

PROXY

Please mark your vote like this	☒
	FOR	AGAINST	ABSTAIN
2. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3. ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL GROUP 2006 BONUS SCHEME.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
4. APPROVAL OF THE NTL 2006 SHARESAVE PLAN AND THE 2006 EMPLOYEE SHARE INCENTIVE PLAN.	☐	☐	☐
5. APPROVAL OF THE 2006 STOCK INCENTIVE PLAN.	☐	☐	☐
In the discretion of persons named on the other side, to act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Signature ____________________________ Signature ____________________________ Date __________________

NOTE: Please sign exactly as your name appears on this card. In case of joint owners, each owner must sign. If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, please provide the following information.
Name: ________________________ Capacity ________________________

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TABLE OF CONTENTS
MERGER TRANSACTION AND CHANGE IN CAPITALIZATION
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL INCORPORATED 2006 BONUS SCHEME
PROPOSAL 4 APPROVAL OF THE NTL INCORPORATED 2006 STOCK INCENTIVE PLAN
COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE(1)
STOCK PERFORMANCE GRAPH
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
FORM 10-K
OTHER BUSINESS
APPENDIX A CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF NTL INCORPORATED
APPENDIX B CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF NTL INCORPORATED
APPENDIX C CHARTER OF THE NOMINATING SUB-COMMITTEE OF THE EXECUTIVE COMMITTEE OF NTL INCORPORATED
APPENDIX D NTL INCORPORATED 2006 BONUS SCHEME
APPENDIX E NTL INCORPORATED 2006 STOCK INCENTIVE PLAN